UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(AMENDMENT No. 2)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

MAGNOLIA SOLAR CORPORATION

(Name of Registrant as Specified in its Charter)

 Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH __, 2016

MAGNOLIA SOLAR CORPORATION

54 Cummings Park, Suite 316

Woburn, MA, 01801

Dear Magnolia Solar Stockholders:

You are cordially invited to attend a Special Meeting of stockholders of Magnolia Solar Corporation, a Nevada corporation, which is referred to herein as “Magnolia Solar,” “MSC,” the “Company,” “we,” “us” or “our,” to be held at 9 a.m., local time, on March [*], 2016, at the corporate offices of MSC, located at 54 Cummings Park, Suite 316, Woburn, MA, 01801.

On January 29, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ecoark, Inc., a Delaware corporation that we refer to as Ecoark. Pursuant to the Merger Agreement, Ecoark will merge with and into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). Ecoark will be the surviving entity (sometimes referred to as the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and Ecoark shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and Ecoark shall become the debts, liabilities, and duties of the Surviving Corporation.

The completion of the Merger is subject to a number of conditions, including proposals to amend our articles of incorporation contained in this proxy statement. We are sending you this proxy statement to invite you to attend a Special Meeting of MSC stockholders being held to vote on these proposals and to ask you to vote at the Special Meeting in favor of the proposals.

The proposals that must be approved in order for the Merger to be consummated are the following:

1.	To approve an amendment to our Articles of Incorporation to effect a change in the name of our company from Magnolia Solar Corporation to Ecoark Holdings Inc.;

2.	To approve an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two hundred fifty shares (1 for 250);

3.	To approve an amendment to our Articles of Incorporation to effect an increase in the number of our authorized shares of common stock, par value $0.001 per share, to 100,000,000;

4.	To approve an amendment to our Articles of Incorporation to effect the creation of 5,000,000 shares of “blank check” preferred stock; and

5.	To approve the adjournment of the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve the Charter Proposals, which is referred to herein as the adjournment proposal.

We cannot complete the Merger unless the MSC stockholders approve the above proposals (collectively, the “Proposals”) which, with the exception of Proposal 5, we refer to as the Charter Proposals. We are seeking approval of the Proposals at the Special Meeting of stockholders of MSC to be held on March [*], 2016. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the MSC Special Meeting in person, please submit your voting instructions as promptly as possible by signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the MSC Special Meeting. A failure to vote your shares is the equivalent of a vote against the Charter Proposals and consequently the Merger.

Under Nevada law, if the Proposals are approved, holders of shares of MSC common stock will not have the right to seek appraisal of the fair value of their shares.

Revocation of Proxies or Voting Instructions

You have the power to revoke your proxy at any time before your proxy is voted at the Special Meeting. You can revoke your proxy or voting instructions in one of four ways:

●	you can grant a new, valid proxy bearing a later date;

●	you can send a signed notice of revocation;

●	if you are a holder of record of our common stock on the record date for the Special Meeting, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

●	if your shares of our common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

The MSC board of directors determined that the Proposals and related matters are advisable and in the best interests of MSC and its stockholders, and the MSC board of directors recommends that the MSC stockholders vote “FOR” each of the Proposals to be submitted to the MSC stockholders at the MSC Special Meeting.

More information about MSC, the Proposals and the Merger is contained in this proxy statement. We encourage you to read this entire proxy statement carefully.

We thank you for your continued support of MSC and look forward to the successful Merger.

Dr. Ashok K. Sood

Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Proposals or the Merger, passed upon the merits or fairness of the Proposals or the Merger, or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated March [*], 2016, and is first being mailed to MSC stockholders on or about March [*], 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH [*], 2016.

Our Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for the year ended December 31, 2015 are enclosed with this mailing and are also available at http://www.magnoliasolar.com

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH __, 2016

MAGNOLIA SOLAR CORPORATION

54 Cummings Park, Suite 316

Woburn, MA, 01801

NOTICE OF SPECIAL MEETING OF STOCKHOLDER

TO BE HELD ON MARCH [*], 2016

NOTICE IS HEREBY GIVEN that the Special Meeting of shareholders of Magnolia Solar Corporation, a Nevada corporation, which is often referred to herein as MSC, will be held at 9 a.m., local time, on March [*], 2016 at the corporate offices of MSC, located at 54 Cummings Park, Suite 316, Woburn, MA, 01801, to consider and vote upon the following proposals:

1.	To approve an amendment to our Articles of Incorporation to effect a change in the name of our company from Magnolia Solar Corporation to Ecoark Holdings Inc.;

2.	To approve an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two hundred fifty shares (1 for 250);

3.	To approve an amendment to our Articles of Incorporation to effect an increase in our the number of authorized shares of common stock, par value $0.001 per share, to 100,000,000;

4.	To approve an amendment to our Articles of Incorporation to effect the creation of 5,000,000 shares of “blank check” preferred stock; and

5.	To approve the adjournment of the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve the Charter Proposals, which is referred to herein as the adjournment proposal.

Proposals 1 through 4 are at times referred to herein as the Charter Proposals, and all proposals are at times referred to as the Proposals.

These matters are described more fully in the accompanying proxy statement, which MSC shareholders are urged to read thoroughly. The MSC board of directors determined that the Charter Proposals and related matters are advisable and in the best interests of MSC and its stockholders, and the MSC board of directors recommends that the MSC stockholders vote “FOR” each of the Charter Proposals to be submitted to the MSC stockholders at the MSC Special Meeting.

All MSC shareholders are cordially invited to attend this Special Meeting with proper identification and, if applicable, acceptable proof of ownership, although only holders of record of MSC common stock at the close of business on February [10], 2016 (the “Record Date”), will be entitled to receive notice of, and to vote at, the MSC Special Meeting, or any adjournment or postponement thereof. On the Record Date, we anticipate that there were issued and outstanding and entitled to vote 49,004,912 shares of common stock, each of which is entitled to vote one vote on each Proposal at the MSC Special Meeting.

A quorum is necessary to hold a valid Special Meeting. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting are present, in person or by proxy. If a quorum is not present at the Special Meeting, the Company expects the presiding officer to adjourn the Special Meeting in order to solicit additional proxies. Abstentions will be counted as present for purposes of determining whether a quorum is present.

A list of shareholders entitled to receive notice of and vote at the MSC Special Meeting will be available in MSC’s offices located at 54 Cummings Park, Suite 316, Woburn, MA, 01801, during ordinary business hours for the ten-day period preceding the date of the MSC Special Meeting. A shareholder list will also be available at the MSC Special Meeting.

Approval of the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of MSC common stock, hereinafter referred to as the MSC Shareholder Approval.

In connection with MSC’s solicitation of proxies for the Special Meeting, MSC began mailing the accompanying proxy statement and proxy card on or about March [*], 2016. Whether or not you expect to attend the MSC Special Meeting in person, please submit your voting instructions as promptly as possible by signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the MSC Special Meeting. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of MSC common stock who is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before its exercise at the MSC Special Meeting in the manner described in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Dr. Ashok K. Sood

Chief Executive Officer and President

Magnolia Solar Corporation

March [*], 2016

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS USING ONE OF THE METHODS ABOVE TO ENSURE THAT YOUR VOTE WILL BE COUNTED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE MSC SPECIAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD.

INFORMATION ABOUT ATTENDING THE MSC SPECIAL MEETING

Only shareholders of record on the record date of February [10], 2016 are entitled to notice of and to attend or vote at the MSC Special Meeting. If you plan to attend the MSC Special Meeting in person, please bring the following:

1.	Proper identification.

2.	Acceptable Proof of Ownership if your shares are held in street name.

Street name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned MSC stock on the record date or (b) an account statement showing that you beneficially owned MSC stock on the record date.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH __, 2016

MAGNOLIA SOLAR CORPORATION

54 Cummings Park, Suite 316

Woburn, MA, 01801

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Magnolia Solar Corporation (“MSC”, the “Company”, “we”, “our”, or “us”) in connection with a special meeting of shareholders of the Company to be held on March [*], 2016 at 9 a.m. (local time) at the Company’s corporate offices, 54 Cummings Park, Suite 316, Woburn, Massachusetts, 01801 (the “Special Meeting”).

Additional copies of this proxy statement, a notice of meeting, form of proxy, and directions to be able to attend the meeting and vote in person, and our Annual Report on Form 10-K for the year ended December 31, 2015, may be obtained from the Company's Secretary, 54 Cummings Park, Suite 316, Woburn, Massachusetts, 01801.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Special Meeting is being solicited by the directors of the Company. If you choose to vote, please mark, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the Special Meeting, withdrawing the proxy and voting in person.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

VOTING SECURITIES

The close of business on February [10], 2016 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Special Meeting. On that date we anticipate there were issued and outstanding and entitled to vote 49,004,912 shares of common stock, each of which is entitled to one vote on each Proposal at the Special Meeting.

Pursuant to our Articles and bylaws, in addition to Nevada law, the vote of a majority of the shares of common stock issued and outstanding as of the record date will be required to approve an amendment to the Company’s Articles of Incorporation.

The presence, in person or by properly executed proxy, of the holders of shares of common stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum. Holders of shares of common stock represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Special Meeting as to any proposal as to which the brokers do not have voting instructions and discretion. These missing votes are known as “broker non-votes.”

IMPORTANT INFORMATION REGARDING MAGNOLIA SOLAR	22
Business	22
Executive Officers and Directors of the Company	22
Legal Proceedings	23
Market for Common Equity and Related Stockholder Matters	23
Certain Relationships and Related Transactions	23
Description of Securities	24
Security Ownership of Certain Beneficial Owners and Management	25
Financial Statements	25
Management’s Discussion and Analysis	26
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	29

IMPORTANT INFORMATION REGARDING ECOARK, INC.	29
Business	29
Financial Statements	30
Management’s Discussion and Analysis	31

MANAGEMENT OF MAGNOLIA SOLAR FOLLOWING THE MERGER	34

MANAGEMENT OWNERSHIP FOLLOWING THE MERGER	35

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	36
OTHER MATTERS	36
WHERE YOU CAN FIND MORE INFORMATION	36

EXHIBITS Exhibit A – Certificate of Amendment to Articles of Incorporation ANNEXES

Annex A – Merger Agreement
Annex B – Magnolia Solar Annual Report on Form 10-K for the year ended December 31, 2015
Annex C – Ecoark Consolidated Financial Statements for the year ended December 31, 2015(unaudited and prepared by Ecoark management) and December 31, 2014
Annex D – Ecoark Consolidated Financial Statements for the years ended December 31, 2014 and 2013 (Audited)
Annex E – Unaudited Pro Forma Condensed Combined Financial Information

ABOUT THIS DOCUMENT

This document, which was filed with the Securities and Exchange Commission (referred to herein as the “SEC”), constitutes a proxy statement of Magnolia Solar Corporation, sometimes referred to herein as “Magnolia Solar,” “MSC,” “we,” “us” or the “Company,” under Section 14(a) of the Securities Exchange Act of 1934, which is referred to herein as the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the Special Meeting of MSC’s stockholders (the “Special Meeting”) to consider and vote upon the proposals referenced herein.

You should rely only on the information contained or incorporated by reference in this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference in, this proxy statement. This proxy statement is dated March [*], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, or that the information incorporated by reference in this proxy statement is accurate as of any date other than the date of such incorporated documents. The mailing of this proxy statement to MSC stockholders will not create any implication to the contrary.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such solicitation in such jurisdiction.

SUMMARY TERM SHEET

This summary term sheet highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you. MSC urges you to read carefully the remainder of this proxy statement, including the attached annex, and the other documents to which MSC has referred you because this section does not provide all the information that might be important to you. See also the section entitled “Where You Can Find More Information” beginning on page - 31 -.

Description and Effects of the Merger

On January 29, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ecoark, Inc., a Delaware corporation that we refer to as Ecoark. Pursuant to the Merger Agreement, Ecoark will merge with and into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). Ecoark will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and Ecoark shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and Ecoark shall become the debts, liabilities, and duties of the Surviving Corporation.

The Merger will have no effect on the market for the tradability of the shares of common stock of MSC, though the current ticker symbol for its shares is expected to be changed if and when its stockholders approve the change in its name (see Proposal 1). The Merger Agreement is attached as Annex A to this proxy statement.

MSC and Ecoark expect to complete the Merger in the first quarter of 2016. Upon completion of the Merger, MSC will continue the businesses of both MSC and Ecoark. However, the Merger is subject to certain approvals, including but not limited to all the Charter Proposals, and certain other conditions. As a result, it is possible that factors outside the control of MSC and Ecoark could result in the Merger being completed at a later time, or not at all.

The Parties to the Merger

MSC

Magnolia Solar Corporation

54 Cummings Park, Suite 316

Woburn, MA 01801

Attention: Dr. Ashok K. Sood, Chief Executive Officer and President

Telephone: 1 (781) 497-2900

MSC was incorporated as a Nevada corporation on November 19, 2007. On December 31, 2009, MSC entered into an Agreement of Merger and Plan of Reorganization with Magnolia Solar, Inc., a privately held Delaware corporation (“MSI”), whereby MSC acquired MSI. Following the acquisition of MSI, MSC discontinued its former business and adopted the business of MSI as MSC’s sole line of business.

MSC, through its subsidiaries, is principally engaged in the development and commercialization of its nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. MSC believes that this technology has the potential to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to possibly further increase the solar cell's performance. If these goals are met, there is the potential of significantly reducing the cost per watt. MSC is a development stage company and to date has not generated material revenues or earnings as a result of its activities.

MAGNOLIA SOLAR ACQUISITION CORPORATION

54 Cummings Park, Suite 316

Woburn, MA 01801

Attention: Dr. Ashok K. Sood, Chief Executive Officer and President

Telephone: 1 (781) 497-2900

Magnolia Solar Acquisition Corporation., a Delaware corporation (the “Merger Sub”), was formed on January 28, 2016 for the sole purposes of consummating the Merger.

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ECOARK, INC.

3333 Pinnacle Hills Pkwy

Suite 220

Rogers, AR 72758

Telephone: (479) 259-2977

Founded in 2011, Ecoark, Inc. is an innovative and growth-oriented company developing and deploying intelligent technologies and consumer products in order to meet the demand for sustainable, integrated solutions to contemporary business needs.

Ecoark consists of four subsidiaries. which bring together best-in-class technologies, product solutions, and industry professionals to address the market opportunity of reducing waste in retail and business by offering real-time supply chain analytic solutions. The Company’s operations and acquisitions are guided by a policy emphasizing the “triple bottom line” of social, economic, and environmental responsibility. Ecoark hopes to provide recurring revenue, increased profits, and sustainable growth by bringing a comprehensive suite of proprietary, patented products and services to a ready marketplace estimated to include thousands of businesses and over 300 million consumers.

Ecoark is comprised of four operating entities – Intelleflex, Eco360, Eco3D, and Pioneer Products. Collectively, these entities will enable Ecoark to emerge as a leader in sensor based technologies, big data analytics, tethered data solutions, Zero Waste processes, and global waste reduction.

The Merger Agreement

The Merger Agreement is included as Annex A hereto. The Board encourages you to read carefully the Merger Agreement in its entirety. It is the principal document governing the Merger and the related transactions.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are answers to some questions that you, as a shareholder of MSC, may have regarding the Charter Proposals and the other matters being considered at the Special Meeting of shareholders of MSC, which is referred to herein as the Special Meeting or the MSC Special Meeting. MSC urges you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Charter Proposals and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

The board of directors of MSC is soliciting your proxy to vote at the MSC Special Meeting of shareholders because you owned shares of MSC common stock at the close of business on February [10], 2016, the record date for the MSC Special Meeting, and are therefore entitled to vote at the MSC Special Meeting. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about March [*], 2016. This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your shares of MSC common stock.

In order to complete the Merger, MSC shareholders must vote to approve the Charter Proposals, and all other conditions to the Merger must be satisfied or waived.

Q:	When and where will the Special Meeting be held?

A:	The MSC Special Meeting will be held at 9 a.m., local time, on March [*], 2016 at the corporate offices of MSC, located at 54 Cummings Park, Suite 316, Woburn, MA 01801.

Q:	On what matters will I be voting?

A:	You are being asked to approve amendments to our Articles of Incorporation to effect: (i) a change in the name of our company from Magnolia Solar Corporation to Ecoark Holdings Inc.; (ii) a reverse stock split of our common stock by a ratio of one-for-two hundred fifty shares; (iii) an increase in our the number of authorized shares of common stock to 100,000,000; and (iv) the creation of 5,000,000 shares of “blank check” preferred stock. We refer to these proposals as the Charter Proposals. We cannot consummate the closing of the Merger Agreement unless all the Charter Proposals are approved.

A copy of the Merger Agreement is attached to this proxy statement as Annex A.

In addition you are also being asked to vote on a proposal to adjourn the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of any one or more of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve any of the Charter Proposals, which is referred to herein as the adjournment proposal.

Q:	What consideration will MSC shareholders receive if the Merger is completed?

A:	There will be no consideration issued or issuable to the MSC shareholders in the Merger. MSC will upon closing of the Merger issue that number of shares to Ecoark shareholders as shall be equal to approximately ninety-five percent (95%) of all the shares of MSC common stock, calculated on a fully diluted basis, in consideration by the transfer by Ecoark to MSC of all issued and outstanding shares of Ecoark.

Q:	How does the MSC board of directors recommend that I vote?

A:	The MSC board of directors urges MSC shareholders to vote “FOR” the Charter Proposals and, if necessary, vote “FOR” the adjournment proposal. You should read “Special Factors—MSC’s Reasons for the Charter Proposals and the Merger and Recommendation of the Board of Directors” beginning on page 9 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the Charter Proposals.

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Q:	How do I vote?

A:	After you have carefully read this proxy statement and have decided that you wish to vote your shares of MSC common stock, please vote your shares promptly.

Shareholders of Record

If your shares of MSC common stock are registered directly in your name with MSC’s transfer agent, Island Stock Transfer, you are the shareholder of record of those shares and these proxy materials have been mailed to you by MSC. Your vote authorizes Yash Puri, as your proxy, with the power to appoint his substitute, to represent and vote your shares as you directed. Please complete, date and sign your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you will be voted at the MSC Special Meeting. You may also vote in person at the MSC Special Meeting.

Beneficial Owners

If your shares of MSC common stock are held in a stock brokerage account, by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee to sign and return a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card directly to MSC or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks and nominees who hold shares of MSC common stock on your behalf may not give a proxy to MSC to vote those shares without specific instructions from you.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “If I am a beneficial owner of shares of MSC common stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?”

Q:	What vote is required to approve each proposal?

A:	Approval of the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of MSC common stock.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of MSC common stock present in person or represented by proxy at the Special Meeting.

Q:	How many votes do I and others have?

A:	You are entitled to one vote for each share of MSC common stock that you held as of the record date. As of the close of business on February [10], 2016, the record date, there were 49,004,912 outstanding shares of MSC common stock.

Q:	How will our directors and executive officers vote on the proposal to approve the Merger Agreement?

A:	As of February [10], 2016, the record date, the directors and executive officers of MSC as a group owned and were entitled to vote 16,400,000 shares of the common stock of MSC, representing approximately 33.47% of the outstanding shares of MSC common stock on that date. MSC currently expects that its directors and executive officers will vote their shares in favor of the Charter Proposals, but none of MSC’s directors or executive officers has entered into any agreement obligating any of them to do so.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	Your failure to vote or abstention from voting will have the same effect as a vote against the Proposals, but will have no effect on the adjournment proposal.

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Q:	How many shares must be present to hold the MSC Special Meeting?

A:	Under Nevada law and the amended and restated bylaws of MSC, the presence in person or by proxy of a majority of the outstanding shares of MSC common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the MSC Special Meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined above) of shares of MSC common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present at the Special Meeting for purposes of determining whether a quorum exists. Votes of shareholders of record who are present at the Special Meeting in person or by proxy will be counted as present at the Special Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the proposals.

Q:	If I am a beneficial owner of shares of MSC common stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?

A:	Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

We expect that your broker will have discretionary authority to vote your shares on the adjournment proposal, based on this proposal being a routine matter, but not on any of the Charter Proposals, all of which are non-routine matters. Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to non-routine matters unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on any proposal but the adjournment proposal. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to all proposals but the adjournment proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the MSC common stock represented by your proxy will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the MSC Special Meeting and cannot be voted.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of four ways:

●	you can grant a new, valid proxy bearing a later date;

●	you can send a signed notice of revocation; or

●	if you are a holder of record, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

●	if your shares of MSC common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of MSC, as specified in this proxy statement, no later than the beginning of the Special Meeting. If your shares are held in street name by your broker, bank or nominee, you should contact them to change your vote.

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Q:	Do I need identification to attend the MSC Special Meeting in person?

A:	Yes. Please bring proper identification, together with proof that you are a record owner of shares of MSC common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of MSC common stock on the record date.

Q:	Are MSC shareholders entitled to appraisal rights?

A:	No. The Nevada Revised Statutes, or the NRS, do not provide for appraisal rights in connection with any of the Proposals and MSC does not intend to offer you appraisal rights.

Q:	What do I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials for the MSC Special Meeting, including multiple copies of this proxy statement, proxy cards and/or voting instruction forms. This can occur if you hold your shares of MSC common stock in more than one brokerage account, if you hold shares directly as a record holder and also in street name, or otherwise through a nominee, and in certain other circumstances. If you receive more than one set of voting materials, each should be voted and/or returned separately in order to ensure that all of your shares of MSC common stock are voted.

Q:	If I am an MSC shareholder, should I send in my MSC stock certificates with my proxy card?

A:	No. Please DO NOT send your MSC stock certificates with your proxy card.

Q:	When do you expect the Merger to be completed?

A:	MSC is working to complete the Merger as quickly as possible, and expects to complete the Merger in the first quarter of 2016. However, MSC cannot assure you when or if the Merger will occur. The Merger is subject to shareholder approvals and other conditions, and it is possible that factors outside the control of both MSC and Ecoark could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the MSC Special Meeting and the completion of the Merger. MSC hopes to complete the Merger as soon as reasonably practicable following the receipt of all required approvals.

Q:	Whom should I call with questions about the Special Meeting, the Charter Proposals or the Merger?

A:	You should call Yash Puri, the Company’s chief financial officer, at (781) 497-2900 with any questions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain “forward-looking statements.” These statements may be made directly in this proxy statement or may be incorporated in this proxy statement by reference to other documents and may include statements for periods following the Merger. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The underlying expected actions or the Company’s results of operations involve risks and uncertainties, many of which are outside the Company’s control, and any one of which, or a combination of which, could materially affect the Company’s results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and the Company undertakes no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the inability to complete the Merger due to the failure to satisfy any conditions to the completion of the Merger;

•	business uncertainty and contractual restrictions during the pendency of the Merger;

•	adverse outcomes of pending or threatened litigation;

•	the failure of the Merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	risks that the proposed Merger disrupts current plans and operations; and

•	the possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely fashion or at all.

MSC cautions readers that forward-looking statements are not guarantees of future performance or exploration and development success, and its future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. In addition to those items set forth above, important factors that may cause MSC’s actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, those factors described in Part I, Item 1A. “Risk Factors” included in MSC’s annual report on Form 10-K for the year ended December 31, 2014, as updated by MSC’s subsequent filings with the SEC. The risks and uncertainties identified in this proxy statement should be read in conjunction with the other information in this proxy statement and MSC’s other filings with the SEC. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement and MSC undertakes no obligation to update any forward-looking statements except as required by law.

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SPECIAL FACTORS

Description and Effects of the Merger

Pursuant to the Merger Agreement, Ecoark will merge into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). Ecoark will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and Ecoark shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and Ecoark shall become the debts, liabilities, and duties of the Surviving Corporation.

The Merger will have no effect on the market for the tradability of the shares of common stock of MSC, though the current ticker symbol for its shares is expected to be changed if and when its stockholders approve the change in its name (see Proposal 1). Additionally, the Financial Industry Regulatory Authority (“FINRA”) will also need to approve the transaction. The Merger Agreement is attached as Annex A to this proxy statement.

MSC and Ecoark expect to complete the Merger in the first quarter of 2016. However, the Merger is subject to certain approvals, including but not limited to all the Proposals, and certain other conditions. As a result, it is possible that factors outside the control of MSC and Ecoark could result in the Merger being completed at a later time, or not at all.

Background of the Merger

The following is a discussion of the Merger, including the process undertaken by the Company and the board of directors in identifying and determining whether to engage in the proposed transaction. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

On January 29, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ecoark, Inc., a Delaware corporation that we refer to as Ecoark. Pursuant to the Merger Agreement, Ecoark will merge with and into Magnolia Solar Acquisition Corporation, a wholly-owned Delaware subsidiary corporation of the Company created for sole purpose of effectuating this Merger (“Magnolia Solar Acquisition” or the “Merger Sub”). Ecoark will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and Ecoark shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and Ecoark shall become the debts, liabilities, and duties of the Surviving Corporation.

The Merger will have no effect on the market for the tradability of the shares of common stock of MSC, though the current ticker symbol for its shares is expected to be changed if and when its stockholders approve the change in its name (see Proposal 1). The Merger Agreement is attached as Annex A to this proxy statement.

MSC and Ecoark expect to complete the Merger in the first quarter of 2016. However, the Merger is subject to certain approvals, including but not limited to all the Charter Proposals, and certain other conditions. As a result, it is possible that factors outside the control of MSC and Ecoark could result in the Merger being completed at a later time, or not at all.

MSC’s Reasons for the Charter Proposals and the Merger, and the Recommendation of the Board of Directors

MSC believes that the Merger with Ecoark will provide access to new markets that have a potential of significant growth in the future. The Board of Directors has unanimously voted in favor of the Merger.

Accounting Treatment

MSC prepares its financial statements in accordance with GAAP. The Merger will be accounted for using the acquisition method of accounting with Ecoark treated as the acquirer of Magnolia Solar Acquisition for accounting purposes. Under the acquisition method of accounting assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair values and added to those of Ecoark.

Regulatory Approvals Required for the Merger

The Merger does not require the filing of a notification and report form under the Hart–Scott–Rodino Antitrust Improvements Act.

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THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants were qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Company to Ecoark, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information affecting a representation or warranty may not have been included in this proxy statement.

In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms and conditions. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, made as of specific dates. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and:

●	were not intended to be treated as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; and

●	have been qualified in the Merger Agreement by reference to certain disclosures contained in separate disclosure letters delivered by the parties to each other and in certain SEC filings made by MSC.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone as characterizations of the actual state of facts about the Company or Ecoark, but instead should be read together with the information provided elsewhere in this proxy statement and in the other documents incorporated by reference herein. For information regarding the Company, see the sections entitled “Important Information Regarding the Company” and “Where You Can Find More Information.”

The Merger

Pursuant to the Merger Agreement, Ecoark will merge into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). Ecoark will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and Ecoark shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and Ecoark shall become the debts, liabilities, and duties of the Surviving Corporation.

Prior the effective time, the articles of incorporation of MSC shall be amended in accordance with the Charter Proposals described herein, provided that such Charter Proposals are approved at the MSC Special Meeting, until amended in accordance with their terms or by applicable law.

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Closing and Effective Time of the Merger

The Closing of the Merger will take place as soon as reasonably practicable after the date on which the conditions to closing of the Merger (described in “Conditions to the Completion of the Merger” below) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), unless another date is agreed to in writing by the parties to the Merger Agreement.

At the Effective Time, which shall occur as soon as practicable after the Closing, MSC shall cause to be filed Articles of Merger with the State of Delaware.

MSC Stockholder Approval

The Company’s stockholders are not being asked to vote on the Merger Agreement as such approval is not necessary. However, approval of the Charter Proposals is a condition of closing of the Merger Agreement. For additional information regarding the Proposals to be considered at the MSC Special Meeting and the applicable vote requirements, see the sections entitled “The Special Meeting” beginning on page- 15 -and “Proposals to be Considered at the Special Meeting” beginning on page- 17 -.

Ecoark Stockholder Approval

Shareholders holding a majority of Ecoark’s shares entitled to vote have approved the merger.

Representations and Warranties

The Merger Agreement contains representations and warranties made by MSC, on the one hand, and Ecoark, on the other hand, to each other as of specific dates. The statements embodied in representations and warranties made were for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties made as of a specific date may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The representations and warranties made by the Company to Ecoark include representations and warranties relating to, among other things:

●	due organization, existence, good standing and qualification to do business of the Company and its subsidiaries;

●	the capitalization of the Company and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations or voting agreements;

●	the Company’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against the Company;

●	the absence of violations of or conflicts with the Company’s organizational documents, applicable laws, or other material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

●	the absence of required action or filings with governmental authorities other than the filing of this proxy statement, and the articles of Merger and other filings and actions taken to comply with applicable securities laws and the rules of certain governmental authorities;

●	the Company’s SEC filings and the financial statements for the period beginning January 1, 2013 included therein, including the accuracy and compliance with GAAP of such financial statements;

●	the Company’s compliance with certain securities laws, including, among other things, its disclosure controls and procedures and internal control over financial reporting;

●	affiliate and related party transactions;

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●	the absence of liabilities not disclosed in the Company’s financial statements, other than those incurred in the ordinary course of business, or otherwise disclosed to Ecoark;

●	the accuracy of the information provided by the Company for inclusion in this proxy statement;

●	the absence of a material adverse effect, any setting aside or payment of dividends or other distributions, any redemption, repurchase or other acquisition of any shares of capital stock of the Company or its subsidiaries, any material changes to the Company’s accounting principles or any sale or other transaction of any material portion of the Company’s assets, in each case since December 31, 2015;

●	the absence of legal proceedings pending or threatened against the Company;

●	compliance with applicable laws, possession of all licenses and permits necessary for the lawful conduct of the Company’s and its subsidiaries’ respective businesses and the absence of governmental orders or investigations against the Company or its subsidiaries;

●	good title and valid interests in the Company’s personal property;

●	compliance with applicable tax laws and other tax-related matters;

●	employee benefit plans;

●	the absence of a collective bargaining agreement and other labor union activities;

●	compliance with applicable environmental laws and other environmental matters;

●	material contracts and the absence of any defaults thereunder;

●	various matters related to the Company’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in the Company’s intellectual property, the absence of legal claims relating to or liens on intellectual property, the Company’s use of and licenses for open source materials and the Company’s safeguarding of material trade secrets;

●	the Company’s owned and leased real property;

●	compliance with anti-corruption laws; and

●	broker’s and other advisor’s fees and commissions.

The representations and warranties made by Ecoark to the Company include representations and warranties relating to, among other things:

●	due organization, existence, good standing and qualification to do business of Ecoark and its subsidiaries;

●	the capitalization of Ecoark and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations or voting agreements;

●	Ecoark’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against Ecoark;

●	the absence of violations of or conflicts with Ecoark’s organizational documents, applicable laws, or other material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

●	the absence of required action or filings with governmental authorities other than filings and actions taken to comply with applicable securities laws and the rules of certain governmental authorities;

●	Ecoark’s financial statements for the period beginning January 1, 2013 included therein, including the accuracy and compliance with GAAP of such financial statements;

●	Ecoark’s disclosure controls and procedures and internal control over financial reporting;

●	affiliate and related party transactions;

●	the absence of liabilities not disclosed in Ecoark’s financial statements, other than those incurred in the ordinary course of business, or otherwise disclosed to Ecoark;

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●	the accuracy of the information provided by Ecoark for inclusion in this proxy statement;

●	the absence of a material adverse effect, any setting aside or payment of dividends or other distributions, any redemption, repurchase or other acquisition of any shares of capital stock of Ecoark or its subsidiaries, any material changes to Ecoark’s accounting principles or any sale or other transaction of any material portion of Ecoark’s assets, in each case since December 31, 2015;

●	the absence of legal proceedings pending or threatened against Ecoark;

●	compliance with applicable laws, possession of all licenses and permits necessary for the lawful conduct of Ecoark’s and its subsidiaries’ respective businesses and the absence of governmental orders or investigations against Ecoark or its subsidiaries;

●	good title and valid interests in Ecoark’s personal property;

●	compliance with applicable tax laws and other tax-related matters;

●	employee benefit plans;

●	the absence of a collective bargaining agreement and other labor union activities;

●	compliance with applicable environmental laws and other environmental matters;

●	material contracts and the absence of any defaults thereunder;

●	various matters related to Ecoark’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in Ecoark’s intellectual property, the absence of legal claims relating to or liens on intellectual property, Ecoark’s use of and licenses for open source materials and Ecoark’s safeguarding of material trade secrets;

●	Ecoark’s owned and leased real property; and

●	compliance with anti-corruption; and

●	broker’s and other advisor’s fees and commissions.

Pre-Closing Covenants

The Merger Agreement contains certain pre-closing covenants between the parties to the Merger Agreement relating to, among other things:

●	Ecoark granting the Company or its representatives access to its offices, facilities and books and records, among other items;

●	the conducts of Ecoark’s business pending the Merger;

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●	both parties’ agreement not to solicit, encourage, negotiate or discuss with any third party any acquisition proposal relating to or affecting all or any portion of the equity interests or assets of the Company, Ecoark or any subsidiary thereof; and

●	the provision of additional information.

Conditions to the Completion of the Merger

The obligation of Ecoark to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

●	the representations and warranties of the Company set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger in all material respects;

●	the Company has performed or complied in all material respects with all of its obligations under the Merger Agreement at or prior to the closing date of the Merger;

●	Ecoark shall have received a certificate signed by a senior executive officer of the Company with respect to the satisfaction of the two conditions described above;

●	Ecoark shall have received all the deliverables required to be provided by the Company by the Merger Agreement; and

●	no suit, action or proceeding by a governmental authority or third party is in effect that enjoins or prevents the consummation of the Merger.

The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

●	the representations and warranties of Ecoark set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger in all material respects;

●	Ecoark has performed or complied in all material respects with all of their respective obligations under the Merger Agreement at or prior to the closing date of the Merger;

●	the Company shall have received a certificate signed by a senior executive officer of Ecoark with respect to the satisfaction of the two conditions described above;

●	the Company shall have received all the deliverables required to be provided by Ecoark by the Merger Agreement;

●	no suit, action or proceeding by a governmental authority or third party is in effect that enjoins or prevents the consummation of the Merger; and

●	there has been no event, change, or occurrence that has had, a “Material Adverse Effect” (as defined in the Merger Agreement).

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

●	by mutual consent by Ecoark and the Company;

●	By Ecoark, on the one hand, or the Company, on the other hand, in writing, without liability to the terminating party on account of such termination, if the Closing shall not have occurred on or before May 31, 2016; or

●	by either Ecoark, on the one hand, or the Company, on the other hand, without liability to the terminating party on account of such termination, if Ecoark, on the one hand, or the Company, on the other hand, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing, or (ii) materially breach(es) any of its representations, warranties or covenants contained herein and fails to cure such breach within thirty (30) days of written notice thereof from the non-breaching party.

Termination Fees

If the Merger Agreement is terminated by the Company other than for the specified circumstances provided in the Merger Agreement, the Company will be required to pay Ecoark a termination fee of $10,000.

Expenses

The Company shall pay for all costs and termination expenses incurred by itself in negotiating and preparing the Merger Agreement and in closing and carrying out the transactions contemplated by the Merger Agreement.

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THE SPECIAL MEETING

Date, Time and Place

The Special Meeting is scheduled to be held at 9 a.m., local time on March [*], 2016 at the corporate offices of the Company, located at 54 Cummings Park, Suite 316, Woburn, MA, 01801.

Purpose of the Special Meeting

The Special Meeting of the Company’s stockholders is being held:

1.	To approve an amendment to our Articles of Incorporation to effect a change in the name of our company from Magnolia Solar Corporation to Ecoark Holdings Inc.;

2.	To approve an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two hundred fifty shares (1 for 250);

3.	To approve an amendment to our Articles of Incorporation to effect an increase in our the number of authorized shares of common stock, par value $0.001 per share, to 100,000,000; and

4.	To approve an amendment to our Articles of Incorporation to effect the creation of 5,000,000 shares of “blank check” preferred stock.

5.	To approve the adjournment of the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve the Charter Proposals, which is referred to herein as the adjournment proposal.

We refer to these five proposals as the “Proposals.”

Recommendations of the Board of Directors of the Magnolia Solar Corporation

The board of directors of the Company has determined that the Proposals are fair to, advisable and in the best interests of the Company and its stockholders.

Record Date; Stock Entitled to Vote

Only holders of record of shares of our common stock at the close of business on February [10], 2016 are entitled to notice of, and to vote at, the Special Meeting and at an adjournment of the meeting. The Company refers to this date as the record date for the Special Meeting.

As of February [10], 2016, the record date, the directors and executive officers of the Company as a group owned and were entitled to vote 16,400,000 shares of the common stock of the Company, representing approximately 33.47% of the outstanding shares of our common stock on that date. The Company currently expects that its directors and executive officers will vote their shares in favor of the Proposals, but none of the Company’s directors or executive officers have entered into any agreement obligating them to do so.

Quorum

A quorum is necessary to hold a valid Special Meeting. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting are present, in person or by proxy. If a quorum is not present at the Special Meeting, the Company expects the presiding officer to adjourn the Special Meeting in order to solicit additional proxies. Abstentions will be counted as present for purposes of determining whether a quorum is present.

Required Vote

Approval of each of the Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Abstentions, Failures to Vote and Broker Non-Votes

Your failure to vote will have the same effect as a vote against each of the Proposals. Your abstention from voting will have the same effect as a vote against each of the Proposals. A broker non-vote will have the same effect as a vote against each of the Proposals. Because none of the Proposals being voted upon at the Special Meeting are of the nature that brokers have discretionary authority to vote on, the Company does not expect any broker non-votes on any of the Proposals.

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Voting at the Special Meeting

Whether or not you plan to attend the Special Meeting, please promptly submit your voting instructions to vote your shares of common stock by proxy to ensure your shares are represented at the meeting. You may also vote in person at the Special Meeting.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares of common stock are held in street name, which means your shares of common stock are held of record by a broker, bank or nominee, and you wish to vote at the Special Meeting, you must bring to the Special Meeting a legal proxy from the record holder (your broker, bank or nominee) of the shares of common stock authorizing you to vote at the Special Meeting.

Voting by Proxy

You should submit your voting instructions to vote your shares of common stock by proxy even if you plan to attend the Special Meeting. You can always change your vote at the Special Meeting.

Your enclosed proxy card includes specific instructions for submitting your voting instructions for your shares of common stock. When the accompanying proxy is returned properly executed, the shares of common stock represented by it will be voted at the Special Meeting or any adjournment thereof in accordance with the instructions contained in the proxy.

If you return your signed proxy card without indicating how you want your shares of common stock to be voted with regard to a particular Proposal, your shares of common stock will be voted in favor of each such Proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

If your shares of common stock are held in an account with a broker, bank or other nominee, you have received a separate voting instruction card in lieu of a proxy card and you must follow those instructions in order to submit your voting instructions.

Revocation of Proxies or Voting Instructions

You have the power to revoke your proxy at any time before your proxy is voted at the Special Meeting. You can revoke your proxy or voting instructions in one of four ways:

●	you can grant a new, valid proxy bearing a later date;

●	you can send a signed notice of revocation;

●	if you are a holder of record of our common stock on the record date for the Special Meeting, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

●	if your shares of our common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the Company’s Secretary at 54 Cummings Park, Suite 316, Woburn, MA, 01801 no later than the beginning of the Meeting.

Solicitation of Proxies

The cost of proxy solicitation for the Special Meeting will be borne by the Company. This proxy solicitation is being made by the Company on behalf of the Company’s board of directors. In addition to the use of the mail, proxies may be solicited by executive officers and directors and regular employees of the Company, without additional remuneration, by personal interview, facsimile or otherwise.

Adjournments and Postponements

Only stockholders of record at the close of business on February [10], 2016 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Whether or not you expect to attend the Special Meeting, we encourage you to vote your shares as soon as possible. Please sign, date and mail the included proxy card in the envelope provided. It is important that your shares be represented at the Special Meeting, whether your holdings are large or small.

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PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

The following Proposals will be considered and voted upon at the Special Meeting:

●	The Change in the Company’s Name (Item 1 on the Proxy Card)

●	Approval of a Reverse Stock Split (Item 2 on the Proxy Card)

●	The Increase in the Company’s Authorized Common Stock (Item 3 on the Proxy Card)

●	The Creation of Blank Check Preferred Stock (Item 4 on the Proxy Card)

●	The Adjournment (Item 5 on the Proxy Card)

Each Proposal is described in greater detail below.

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PROPOSAL NO. 1

THE CHANGE IN THE COMPANY’S NAME

The Company intends to change its name to Ecoark Holdings Inc. (the “Name Change”) by filing an amendment to its Articles of Incorporation (the “Articles”) with the Nevada Secretary of State. The Board of Directors of the Company has approved the Name Change and is presently seeking stockholder approval thereof.

The Board of Directors believes the Name Change will be in our best interests as the new name better reflects our long-term strategy and identity in that we have entered into the Merger Agreement. While the “Magnolia Solar Corporation” name has served us over time, our management believes this opportunity presented the right timing to change our name. Our management also believes that the new name effectively conveys our business direction.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights with respect to the Name Change.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Articles. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Name Change.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE NAME CHANGE.

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PROPOSAL NO. 2:

APPROVAL OF A REVERSE STOCK SPLIT

Shareholders are being asked to approve, subject to final action of the Board of Directors, a proposed amendment of our Articles of Incorporation under which the Company will effect a 1-for-250 Reverse Stock Split (the “Reverse Split”) of the issued and outstanding shares of Common Stock of the Company, such that shareholders of record who hold fewer than 250 shares will have such shares cancelled and converted into the right to receive $0.03 for each share of stock held of record prior to the Reverse Stock Split. The text of the proposed amendment to effect the Reverse Split is set forth in the form of the proposed Certificate of Amendment to the Articles of Incorporation attached to this proxy statement as Exhibit A.

The Reverse Split is intended to take effect, subject to Shareholder approval and subsequent final action by our Board of Directors, on the date the Company files the proposed Articles of Amendment with the Secretary of State of the State of Nevada, or on any later date that the Company may specify in such Articles of Amendment. Our Board of Directors has retained authority to determine whether and when to file the proposed Articles of Amendment to effect the Reverse Split, notwithstanding the authorization of the Reverse Split by our shareholders. We presently anticipate that the effect time of the Reverse Split will occur on or around March [*], 2016, subject to shareholder approval and final action by the Board of Directors.

Following the effective date of the Reverse Split, transmittal materials will be sent to those shareholders entitled to cash payment that will describe how to turn in their stock certificates and receive the cash payments. Those shareholders entitled to a cash payment should not turn in their stock certificates at this time.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights with respect to the Reverse Split.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the Reverse Split. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Reverse Split.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE REVERSE SPLIT.

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PROPOSAL NO. 3:

THE INCREASE IN THE COMPANY’S AUTHORIZED COMMON STOCK

The Company intends to increase its authorized shares of capital stock to provide for 100,000,000 shares of common stock (the “Common Stock Increase”) by filing an amendment to its Articles with the Nevada Secretary of State. The Board of Directors of the Company has approved the Common Stock Increase and is presently seeking stockholder approval thereof.

Outstanding Shares and Purpose of the Amendment

Prior to the Common Stock Increase, our Articles authorized us to issue 75,000,000 shares of common stock, par value $0.001 per share.

The Board of Directors believes that the Common Stock Increase is necessary in order to permit us to issue shares of common stock.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the issuance of additional shares of common stock (other than by way of a stock split or dividend) will have the effect of diluting the voting rights of existing stockholders.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights with respect to the Common Stock Increase.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Articles of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Common Stock Increase.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE COMMON STOCK INCREASE.

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PROPOSAL NO. 4:

THE CREATION OF BLANK CHECK PREFERRED STOCK

The Board has adopted resolutions approving an amendment to the Articles to provide for 5,000,000 shares of “blank check preferred” stock by filing Articles of Amendment with the Nevada Secretary of State.

Outstanding Shares and Purpose of the Amendment

Our Articles do not currently authorize us to designate and issue shares of preferred stock.

The Board of Directors believes that the creation of a preferred class of stock will provide us with greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Capital Stock

The addition of shares of preferred stock will potentially have different rights as the presently authorized common stock shares, including the right to accrued dividends, if any, and a different voting structure. The Board will be authorized, from time to time, to designate classes of preferred stock with various rights and preferences.

At present, the Board has no plans to issue the preferred shares other than to enable us to close the Merger Agreement. However, it is possible that some of these preferred shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the preferred shares that will become available to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the Board’s approval was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the creation of a preferred class of stock could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights of appraisal rights with respect to the Subsequent Increase.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Articles of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE CREATION OF A CLASS OF “BLANK CHECK” PREFERRED STOCK.

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PROPOSAL NO. 5

THE ADJOURNMENT

Shareholders are being asked to vote on whether or not to adjourn the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of any one or more of the Charter Proposals if there are not sufficient votes at the time the Special Meeting is held to approve any of the Charter Proposals.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights of appraisal rights with respect to the Adjournment.

Number of Votes Required

The affirmative vote of a majority of all shares present at the special meeting shall be required for approval of the proposed adjournment, if necessary.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT.

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IMPORTANT INFORMATION REGARDING MAGNOLIA SOLAR CORPORATION

Business

Magnolia Solar Corporation, through its wholly-owned subsidiary, Magnolia Solar, Inc., is principally engaged in the development and commercialization of its nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. This technology has the potential to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to possibly further increase the solar cell's performance. If these goals are met, there is the potential of significantly reducing the cost per watt.

Our research and development effort is located at the Albany Nanotech Center of the College of Nanoscale Science and Engineering (CNSE) in Albany. We are also part of the Photovoltaic Manufacturing Initiative (PVMI) funded by the U.S. Department of Energy under the Sun Shot program. In addition, State of New York and the New York State Energy Research and Development Agency (NYSERDA) have invested approximately $100 million to build a new facility for the Photovoltaic Manufacturing Initiative next generation Copper Indium Selenide (CIGS) based manufacturing process development. Due to our membership in PVMI, we also have access for our research and development activity to the CNSE’s Solar Energy Development Center in Halfmoon, New York. This is a 100 kilowatt prototyping facility which we believe is ideal for our development effort. We believe that our use of this facility for development presently eliminates the capital needed to develop a dedicated facility to refine, evaluate, and finalize our technology program.

We are a development stage company and to date have not generated material revenues or earnings as a result of our activities.

Executive Officers and Directors of the Company

Dr. Ashok K. Sood, President, Chief Executive Officer and Director

Dr. Ashok Sood is President, Chief Executive Officer and as a Director of Magnolia Solar since its inception. Prior to joining Magnolia Solar, Dr. Sood had over 35-years’ experience in developing and managing solar cells, optical, and optoelectronics technology and products for a start-up company and several major corporations, including Lockheed-Martin, BAE Systems, Loral, Honeywell, and Mobil-Tyco Solar Energy Corporation ( Joint Venture between Mobil Oil and Tyco). Dr. Sood was instrumental in development and managed optical and optoelectronics technology/ Programs.

Recently, Dr. Sood has managed the development of new technologies for anti-reflective coatings for solar cells and defense applications. He has also been actively engaged in working with several solar cell technologies that broaden the solar spectrum absorption and improve both voltage and current output of the cells to enhance their efficiency. Previously, he has been leading design and development of optoelectronics devices using CdS, CdTe, HgCdTe, GaN, AlGaN, InGaN and ZnO for various defense applications, solar cells for space, and commercial applications. Dr. Sood has led many efforts resulting in DoD/NASA programs developing the technology / products and supporting their transition to manufacturing. He also led various industry and university teams bridging centers of excellence across the United States with industry led programs.

Since joining Magnolia, Dr. Sood has focused his efforts on using nanotechnology for developing high performance thin film detectors and solar cells. His understanding of technology and funding opportunities is an asset to Magnolia Solar.

Dr. Sood received his Ph.D. and M.S. in Engineering from the University of Pennsylvania and has an M.S. and a B.S. in Physics (Honors) from Delhi University in India. At the University of Pennsylvania, he attended Physics courses given by two Nobel Laureates. His Ph.D. dissertation was on the study of optoelectronic properties of PbS/CdS for detector and laser applications in the visible to near infrared spectral bands. Dr. Sood has also taken several management courses and also attended professional development programs organized by the Wharton School at the University of Pennsylvania.

Dr. Sood is a member of IEEE and the SPIE. He has chaired sessions on optical and nanotechnology at conferences of those organizations. He has also been on several expert panels for future direction of Thin Film solar cells. As a co-founder of Magnolia Solar, and expert in the thin-film solar area, Dr. Sood’s experience and qualifications are essential to the Board of Directors.

As a founder of our subsidiary, Magnolia Solar, and expert in the thin-film solar area, Mr. Sood’s experience and qualifications are essential to the Board of Directors.

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Dr. Yash R. Puri, Executive Vice President, Chief Financial Officer, and Director

Dr. Yash R. Puri was appointed our Executive Vice President, Chief Financial Officer and as a Director on December 31, 2009.  He brings many years of photovoltaic technology and applications experience both in the private sector and in the academia. Dr. Puri brings experience in startup environment and growth management to the Magnolia team.

Previously from 1997 until 1999 Dr. Puri was VP of Finance for GT Equipment Technologies, Inc., (presently known as GT Advanced Technologies, Inc., NASDAQ: GTAT), equipment manufacturer serving the semiconductor and the photovoltaic industries. He helped this high technology startup, formed in 1994, to grow to revenue of about $20 million. The company won many rewards and much recognition; it was a New England finalist in the Ernst & Young Entrepreneur of the Year award. In this position, he was actively involved in running a high-technology business, and he successfully negotiated a $3.5 million line of credit with a major bank, established an audit relationship with one of the big-five accounting firms, established a foreign sales corporation, implemented a R&D credit program to reduce tax liabilities, and established company-wide management software to integrate manufacturing and financial operations. Near the end of his term there, he also successfully negotiated the company’s first subordinated debt issue.

Dr. Puri is also a Professor of Finance and Chairman of the Finance Department at the University of Massachusetts. Dr. Puri was Principal Investigator of a photovoltaic commercialization project as well as several other grants, and has been a director of a technology commercialization program for engineering students, Chairman of the Management and Finance Department, and acting Associate Dean. In these positions, he successfully managed several externally funded projects and developed many years of experience in technology and growth management.

Dr. Puri holds a B.S. in Physics, a M.S. in Solid State Physics, and a M.B.A. from the University of Delhi. He also holds a M.B.A. in Finance and a D.B.A. in International Business from Indiana University, Bloomington. He has published many papers and has made numerous conference presentations.

As a founder of our subsidiary, Magnolia Solar, and many years of financial expertise in the photovoltaic industry, Mr. Puri’s experience and qualifications are essential to the Board of Directors.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Market for Common Equity and Related Stockholder Matters

Our common stock was quoted on the over the counter market from September 5, 2008 through February 5, 2010 under the symbol MBSV.OB. Since February 6, 2010, our common stock has been listed on the over the counter market under the symbol MGLT. Prior to February 8, 2010, there was no active market for our common stock. The following table sets forth the high and low prices for our common stock for the periods indicated, as reported by the OTCQB.

2016	HIGH	LOW
First Quarter (through February 29, 2016)	$0.10	$0.0346

2015	HIGH	LOW
First Quarter	$0.075	$0.027
Second Quarter	$0.0725	$0.03
Third Quarter	$0.05	$0.015
Fourth Quarter	$0.07	$0.01

FISCAL YEAR 2014	HIGH	LOW
First Quarter	$0.08	$0.03
Second Quarter	$0.07	$0.03
Third Quarter	$0.08	$0.03
Fourth Quarter	$0.08	$0.02

Certain Relationships and Related Transactions

The Company has entered into a 10-year, renewable, exclusive license with Magnolia Optical Technologies, Inc. (“Magnolia Optical”) on April 30, 2008 for the exclusive rights of the technology related to the application of Optical’s solar cell technology. Magnolia Optical shares common ownership with the Company.

The Company is amortizing the license fee of $356,500 over the 120 month term of the Agreement. Accumulated amortization as of September 30, 2015 and December 31, 2014 was $264,405 and $237,667, respectively. Amortization expense for each of the nine months ended September 30, 2015 and 2014 was $26,738, respectively. The Company’s management has determined that the fair value of the license exceeds the book value and thus no further impairment or amortization is necessary as of September 30, 2015 or December 31, 2014.

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Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of January 29, 2016 there were 49,004,912 shares of our common stock issued and outstanding held by 154 stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles. Our Articles do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have issued and have outstanding warrants to purchase 3,785,300 shares of our common stock at an exercise prices ranging from $0.10 to $0.50 per share.

Options

We have issued and have outstanding options to purchase 3,450,000 shares of our common stock at an exercise price of $0.05 per share.

Convertible Securities

We have issued and have outstanding securities convertible into 9,600,000 shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

The Nevada Revised Statutes (the “NRS”) sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were approximately 49,004,912 shares of our common stock outstanding. The following table sets forth certain information regarding our common stock, beneficially owned as of the Record Date, by each person known to us to beneficially own more than 5% of our common stock, each executive officer and director, and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options, warrants or other securities that are exercisable, exchangeable or convertible within 60 days after the Record Date are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Dr. Ashok K. Sood President, Chief Executive Officer and Director	8,300,000	(1)	16.94%

Dr. Yash R. Puri Executive Vice President, Chief Financial Officer and Director	8,100,000		16.53%

Alan Donenfeld Paragon Capital Advisors LLC 110 East 59th Street, 22nd fl New York, NY 10022	9,560,639	(2)	18.21%

Larry Butz Daybreak Special Situations Fund Ltd. 143 E. Main St Suite 150 Lake Zurich, IL 60047	10,071,130	(3)	19.99%

Marilyn Phillips Debt Opportunity LLLP 20711 Sterlington Drive Land O' Lakes, FL 34638	5,746,059	(4)	11.27%

All executive officers and directors as a group (two persons)	41,778,828		74.76%

Data based on 49,004,912 shares of our common stock issued and outstanding as of the Record Date.

(1)	Includes 200,000 shares of common stock held in the name of Mr. Sood’s minor child.
(2)	Mr. Donenfeld has sole voting and dispositive power over 2,000 shares of our common stock. In addition, Mr. Donenfeld has sole voting and dispositive power over 6,058,639 shares of our common stock as managing member of Paragon Capital Advisors LLC, the general partner of Paragon Capital LP (“Paragon Capital”). Subject to certain exceptions, we are prohibited from effecting an exercise of warrants and convertible notes to the extent that, as a result of the exercise and conversion, the holder of such shares beneficially owns more than 19.9% in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise and conversion. The number of shares and the percentage, as the case may be, in this column is reflective of this ownership limitation and accordingly 3,500,000 shares of our common stock issuable upon exercise of warrants and conversion of convertible notes held by Paragon Capital have been included in the aggregate shares beneficially owned, as such ownership limitation would not affect the exercise of the entire warrant.
(3)

Mr. Butz has sole voting and dispositive power over 36,000 shares of our common stock. In addition, Mr. Butz has sole voting and dispositive power over 8,655,201 shares of our common stock as managing partner of Daybreak Capital Management LLC, the investment advisor to Daybreak Special Situations Master Fund, Ltd (“Daybreak Fund”). Subject to certain exceptions, we are prohibited from effecting an exercise of warrants and convertible notes to the extent that, as a result of the exercise and conversion, the holder of such shares beneficially owns more than 19.9% in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise and conversion.  The number of shares and the percentage, as the case may be, in this column is reflective of this ownership limitation and accordingly 3,619,071 shares of our common stock of an aggregate 5,000,000 shares issuable upon exercise of warrants and conversion of convertible notes held by Daybreak Fund have been excluded. In the event, this ownership limitation were not in effect,  Mr. Butz would beneficially own an aggregate of 13,691,201 or 25.35% of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrants and conversion of convertible notes.

(4)	Ms. Phillips has shared voting and dispositive power over 3,746,059 shares of our common stock as managing member of Debt Opportunity Fund LLLP (“Debt Opportunity”). Subject to certain exceptions, we are prohibited from effecting an exercise of the warrants and convertible notes to the extent that, as a result of the exercise and conversion, the holder of such shares beneficially owns more than 19.9% in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise and conversion. The number of shares and the percentage, as the case may be, in this column is reflective of this ownership limitation and accordingly 2,000,000 shares of our common stock issuable upon exercise of warrants and conversion of convertible notes held by Daybreak Fund have been included in the aggregate shares beneficially owned, as such ownership limitation would not affect the exercise of the entire warrant.

Financial Statements

For information regarding our most recent financial information and statements, which are herein incorporated by reference and are attached as Annex B hereto, you are urged to review the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a development stage company focused on developing and commercializing thin film solar cell technologies that employ nanostructured materials and designs. We are pioneering the development of thin film, high efficiency solar cells for applications such as power generation for electrical grids as well as for local applications, including lighting, heating, traffic control, irrigation, water distillation, and other residential, agricultural and commercial uses.

We intend to become a highly competitive, low cost provider of terrestrial photovoltaic cells for both civilian and military applications. These cells will be based on low cost substrates such as glass and flexible substrates such as stainless steel. Our primary goal is to introduce a product which offers significant cost savings per watt over traditional silicon based solar cells.  To date, we have not generated material revenues or earnings as a result of our activities.

Results of Operations

Our revenues are derived from research and development grants and contracts awarded to the company by government and private sector.

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Revenues

Currently we are in an early stage in our development and have recorded $159,882 of revenue for the year ended December 31, 2015 compared to $218,270 of revenue for the year ended December 31, 2014 a decrease of $58,388 or 26.75%. We anticipate emerging from the development stage in fiscal 2017. The revenue recorded is from research and development grants or contracts to develop solar cells using Magnolia’s technology.

Cost of Revenues

Cost of revenues for the year ended December 31, 2015 were $102,069 as compared to $135,356 for the year ended December 31, 2014, a decrease of $33,287 or 24.59%. Cost of revenues were comprised of direct labor, direct travel, materials, and subcontractors for the solar cell development. The decrease in cost of revenues for this period was attributable to reductions in direct labor due to work on some contracts being completed.

Operating Expenses

Indirect and Administrative Labor

Indirect and administrative labor expense for the year ended December 31, 2015 was $160,483 as compared to $198,800 for the year ended December 31, 2014, a decrease of $38,317 or 19.27%. Indirect labor and benefits were comprised of wages for the administrative staff, payroll taxes, health insurance, disability insurance, indirect travel, other administrative expenses, provision for vacation time, and stock compensation expense. The decrease in indirect and administrative expenses for this period was primarily attributable to a decrease in indirect labor, benefits and travel costs.

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Professional Fees

Professional fees for the year ended December 31, 2015 were $150,179 as compared to $138,260 for the year ended December 31, 2014, an increase of $11,919 or 8.62%. Professional fees were comprised of accounting, business services, public relations, audit, and legal fees. The increase in professional fees for this period was attributable primarily to an increase in legal counsel costs incurred with the Ecoark transaction.

Depreciation and Amortization Expense

Depreciation and amortization expense for the year ended December 31, 2015 was $35,962 as compared to $35,962 for the year ended December 31, 2014, representing no increase or decrease. Depreciation and amortization expense was comprised of amortization of the license fee paid for the technology license, amortization of the debt issue, and depreciation on the property and equipment.

General and Administrative

General and administrative expense for the year ended December 31, 2015 was $37,145 as compared to $43,629 for the year ended December 31, 2014, a decrease of $6,484 or 14.86%. General and administrative expense was comprised of expenses for office lease, computer, office supplies, dues and subscriptions, worker’s compensation, disability insurance, printing, telephone, business meals, repairs and maintenance, public relations, advertising, state taxes, business gifts and other miscellaneous items. The decrease in general and administrative expense for this period was attributable to general costs cuts, offset by bad debts expenses incurred.

Interest Expense

Interest expense for the year ended December 31, 2015 was $240,000 as compared to $240,000 for the year ended December 31, 2014. Interest expense was comprised of interest incurred on outstanding long-term debt.

Net Loss

As a result of the aforesaid, our net loss was $565,941for the year ended December 31, 2015, as compared to a loss of $573,718 for the year ended December 31, 2014, a decrease of $7,777 or 1.36%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

To date we have financed our operations through government grants, the sale of our common stock and the issuance of debt.

At December 31, 2015 and December 31, 2014 we had cash of $45,870 and $25,127, respectively, and working capital deficit of $3,025,606 and $2,766,811, respectively. The decrease in working capital was due to decrease in accounts receivable and an increase in accrued expenses. The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2015 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions.

Net cash provided by operating activities was $20,743 for the year ended December 31, 2015, as compared to net cash used in operating activities of $93,045 for the year ended December 31, 2014. The increase in net cash provided by operating activities was attributable to a decrease in accounts receivable and an increase in accounts payable.

There were no investing activities for the year ended December 31, 2015 or December 31, 2014. There was no cash used in investing activities because we did not add to plant and equipment.

There were no financing activities for the year ended December 31, 2015 or December 31, 2014. There were no capital raising transactions during the reporting period.

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Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. In addition, we have $2,400,000 of original issue discount senior secured convertible notes that originally matured on December 31, 2014. On January 29, 2016, the Company entered into an agreement with holders of the notes to extend the maturity to June 30, 2016. Also on January 29, 2016, we entered into a Merger Agreement with Ecoark providing, among other things, for the acquisition of Ecoark by the Company in a share for share exchange pursuant to which it is contemplated that, immediately following the closing, Ecoark shareholders will own approximately 95% of the outstanding share of the Company. The Company filed a preliminary 14A Proxy Statement informing its shareholders of the Company’s intent to hold a shareholder meeting to vote on certain proposals to amend the Articles of Incorporation to increase of the authorized shares of common stock to 100,000,000 shares, to effect the creation of 5,000,000 shares of "blank check" preferred stock, to approve a reverse stock split of the common stock 1 for 250, and to change the name of the corporation to “Ecoark Holdings Inc.” Subject to the approval of the Company’s shareholders, it is anticipated that the Merger will be completed in March 2016. Under the January 29, 2016 agreement with their holders, the notes will convert to equity when the Merger is completed. However, there can be no assurance that the Company will successfully complete and disseminate the proxy statement or that the proposals therein will be approved by the shareholders. Furthermore, no assurances can be made that the Merger will be completed, as anticipated. In addition, if the Merger does not close, there can be no assurance that we will be successful in reaching a satisfactory agreement with holders of the notes or that we will reach an agreement at all to further extend the notes or convert them into equity.

We will need to raise additional funds in the future so that we can expand our operations and repay our indebtedness due under the original issue senior secured notes. Therefore our continuation as a going concern is dependent on our ability to obtain necessary equity funding to continue operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, government grants or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our development plans and possibly cease our operations altogether.

Off-Balance Sheet Arrangements

Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountants

IMPORTANT INFORMATION REGARDING ECOARK INC.

Business

Ecoark is a Delaware corporation incorporated by Randy May on November 28, 2011, under the provisions of The Delaware General Corporation Law, as amended. Ecoark Inc. is an innovative, emerging growth company focused on the development and deployment of intelligent technologies and consumer products to retailers, agriculture, food service, and commercial real estate. Ecoark has assembled a team and portfolio of proprietary, patented technologies to address the waste in supply and food chain. Ecoark accomplishes this through four main operating subsidiaries – Intelleflex 100% ownership, Pioneer Products 100% ownership, Eco3D 65% ownership and Eco360 100% ownership.

Products and Services

Intelleflex®

Intelleflex's ZEST Data Services is a secure, multi-tenant cloud-based data collection platform for aggregating and real-time permission-based sharing of information. ZEST Fresh, a fresh food management solution that utilizes the ZEST Data Service platform, focuses on three primary value propositions – consistent food quality, reduced waste, and improved food safety. ZEST Fresh empowers workers with real-time tools and alerts that improve efficiency while driving quality consistency through best practice adherence on every pallet. ZEST Delivery provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

Eco3D™

Eco3D is focused on transitioning businesses from 2D technology that has existed for hundreds of years, to a world of digital 3D. Eco3D incorporates a variety of 3D technologies to achieve customer goals and objectives. Using a variety of instruments, Eco3D can capture existing conditions – topography, buildings, exterior/interior spaces, etc. – in highly accurate detail that allows for 2D and 3D measurement. These measurements form the basis for analysis, design, documentation, and quality control. Eco3D offers solutions in multiple industries throughout the Americas, including construction and remodeling; big box retail; forensics; healthcare; and facilities maintenance.

Pioneer Products

Pioneer Products acts as the sales arm for Ecoark and its subsidiaries. In addition to a strong and successful relationship with the world’s largest retailer, Pioneer Products also has vendor relationships (and Vendor Numbers) with other key retailers. As such, Pioneer strategically leverages its role as a trusted supplier to these retailers with existing and new products.

Eco360

Eco360 is cloud-based software acquired to expand the end to end solution to customers.

29

Competition

The market for cloud-based, real-time supply chain analytic solutions is rapidly evolving with new competitors with competing technologies, including companies that have greater resources than Ecoark. Some of these companies have brand recognition, established relationships with retailers, and own the manufacturing process. There are currently hundreds of sustainability programs available in the market. These programs are offered through retailers, manufacturers, and service providers. Ecoark believes that, analyzing the competitive factors affecting the market for its solutions, its products compete favorably by offering an integrated supply chain solution, with other companies offering real-time supply chain analytic solutions.

Customers and Suppliers

One customer made up approximately 66%, 72% and 12% of Ecoark’s revenue for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013.  Ecoark generally sources its components and raw materials locally. Most of the materials required are readily available from multiple sources.  While multiple suppliers are available, one supplier accounted for approximately 73%, 68% and 17% of Ecoark’s cost of goods sold for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013.

Intellectual Property

Ecoark and its subsidiaries have had more than 50 patents issued by the United States Patent and Trademark Office, with more than an additional 15 patents currently pending.

Government Regulation

Ecoark does not believe its products will be subject to any government regulation or, to the extent applicable, will be material. Ecoark does not know the extent to which any existing or new regulations may affect its ability to conduct its business.

Employees

As of January 31, 2016, Ecoark employed approximately 50 employees. None of the employees are subject to a collective bargaining agreement. It considers its relations with our employees to be good.

Properties

Ecoark does not own any properties. It currently leases a 4,086 square feet of combined office and production space located at 3333 Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758.

Legal Proceedings

Ecoark is not a party to any lawsuit or administrative proceeding as of the date hereof. Its management is not aware of any lawsuits or administrative proceedings are threatened or anticipated, and we are not considering the institution or prosecution of any legal proceeding as of the date hereof.

Financial Statements

For our most recent financial information and statements, Annex C contains Ecoark’s unaudited financial statements prepared by Ecoark’s management for the year ended December 31, 2015 and Annex D contains Ecoark’s audited financial statements for the years ended December 31, 2014 and 2013.

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014 (dollars in thousands)

Net Sales

Net sales for the year ended December 31, 2015 were $7,880 as compared to $5,932 for the year ended December 31, 2014. The 33% increase was related to expanded operations, including a significant increase in service revenues and product sales.

Cost of Sales

Cost of sales for the year ended December 31, 2015 was $6,882 as compared to $6,077 for the year ended December 31, 2014. The increase was directly related to the increase in net sales. The improvement in gross profit was achieved as a result of higher margin service revenues.

Operating Expenses

Salaries and Salary Related Costs

Salaries for the year ended December 31, 2015 were $3,914, up 38% from $2,836 for the year ended December 31, 2014. The increase was related to the expanded operations referred to above regarding the increase in sales and an increase in stock based compensation. In addition, a number of individuals became employees compared with previous contractor status.

Professional Fees

Professional fees for the year ended December 31, 2015 of $3,910, were down 38% from $5,311 incurred for the year ended December 31, 2014 as a result of the conversion of contractors to employees and a decrease in consulting expense.

Other General and Administrative

Other general and administrative expenses for the year ended December 31, 2015 were $1,636 in line with $1,630 for the year ended December 31, 2014.

Depreciation, Amortization and Impairment

Depreciation, amortization and impairment for the year ended December 31, 2015 were $1,226, compared to $1,708 for the year ended December 31, 2014. The 28% decrease resulted from certain customer list intangibles becoming fully amortized in September 2015 while 2014 included a full year of amortization.

Interest Expense

Interest expense, net of interest income, for the year ended December 31, 2015 was $785 as compared to $1,270 for the year ended December 31, 2014. The 38% decrease was a result of lower interest accruing on the related party debt in 2015 because of a decrease in interest rates.

Net Loss

Net loss for the year ended December 31, 2015 was $10,473 as compared to $14,264 for the year ended December 31, 2014. The $3,791 decrease in net loss was primarily from an increase of $1,143 in gross profit, a decrease in total operating expenses of $799, a decrease in interest expense of $485 and an increase as a result of a loss from discontinued operations in 2014.

Discontinued Operations

In November 2014, Ecoark sold its subsidiary, SA Concepts. In the sale, Ecoark sold the net assets in exchange for 2,000,000 Class A shares of stock. The value of the treasury stock in this transaction of $616 was equal to the value of the net assets of SA Concepts sold. Therefore, there was no gain or loss attributable to the disposal of this subsidiary. The operations of SA Concepts are reflected as loss from discontinued operations in the consolidated statements of operations in accordance with ASC 205-50.

31

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Net Sales

Net sales for the year ended December 31, 2014 was $5,932,093 as compared to $1,370,689 for the year ended December 31, 2013. The 333% increase was related to a significant increase in product sales and including a full year of operations for the consulting services business in 2014.

Cost of Sales

Cost of sales for the year ended December 31, 2014 was $6,077,157 as compared to $1,519,502 for the year ended December 31, 2013. The increase was directly related to the increase in net sales. Research and development expenses prevented Ecoark from achieving gross profit in both years.

Operating Expenses

Salaries and Salary Related Costs

Salaries for the year ended December 31, 2014 were $2,836,305, up 125% from $1,259,833 for the year ended December 31, 2013. The increase was related to the expanded operations referred to above regarding the increase in sales and an increase in stock based compensation.

Professional Fees

Professional fees for the year ended December 31, 2014 of $5,310,795 were in line with $5,401,428 incurred for the year ended December 31, 2013.

Other General and Administrative

Other general and administrative expenses for the year ended December 31, 2014 were $1,630,577 compared to $803,476 for the year ended December 31, 2013. The 103% increase was related to having a full year of operations for certain subsidiaries in 2014 compared with a partial year in 2013.

Depreciation, Amortization and Impairment

Depreciation, amortization and impairment for the year ended December 31, 2014 was $1,708,568, compared to $1,486,532 for the year ended December 31, 2013. The 15% increase resulted from additions to property and equipment.

32

Interest Expense

Interest expense for the year ended December 31, 2014 was $1,270,228 as compared to $574,925 for the year ended December 31, 2013. The 121% increase was a result of several notes issued, principally to related parties.

Net Loss

Net loss for the year ended December 31, 2014 was $14,263,985 as compared to $10,240,026 for the year ended December 31, 2013. The $4,023,959 increase in net loss was primarily from an increase in operating expenses of $2,534,976, an increase in interest expense of $695,303 and an increase in losses from discontinued operations of $787,591.

Discontinued Operations

In November 2014, Ecoark sold its subsidiary, SA Concepts. In the sale, Ecoark sold the net assets in exchange for 2,000,000 Class A shares of stock. The value of the treasury stock in this transaction of $616,276 was equal to the value of the net assets of SA Concepts sold. Therefore, there was no gain or loss attributable to the disposal of this subsidiary. The operations of SA Concepts are reflected as loss from discontinued operations in the consolidated statements of operations in accordance with ASC 205-50.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

To date we have financed our operations through sales of common stock and the issuance of debt.

At December 31, 2015 and December 31, 2014 we had cash of $1,962 and $2,220, respectively, and working capital deficit of $913 and $6,636, respectively. The increase in working capital was due to the decrease in the current portion of long-term debt-related parties resulting from to the conversion of debt to equity. Ecoark is dependent upon raising capital from financing transactions.

Net cash used by operating activities was $7,671 for the year ended December 31, 2015, as compared to net cash used in operating activities of $8,012 for the year ended December 31, 2014. Cash used in operating activities is related to Ecoark’s net loss partially offset by non-cash expenses.

Net cash provided in financing activities was $7,387 from the sale of common stock less net repayments of long-term debt for the year ended December 31, 2015 and $5,143 from the sale of common stock and $5,034 from net issuances of long-term debt for the year ended December 31, 2014.

Since our inception, Ecoark has experienced negative cash flow from operations and expects to experience significant negative cash flow from operations in the future. It will need to raise additional funds in the future so that it can expand its operations and repay its indebtedness. The inability to obtain additional capital may restrict its ability to grow and may reduce its ability to continue to conduct business operations.

At December 31, 2015 maturities of Ecoark’s long-term debt-related parties and long-term debt are due in 2016.

Off-Balance Sheet Arrangements

Ecoark does in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

33

MANAGEMENT OF MAGNOLIA SOLAR FOLLOWING THE MERGER

The following table sets forth information regarding Magnolia Solar’s executive officers and directors as of the date of this proxy statement and three director nominees that will be elected directors effective upon completion of Merger and the executive officers after the Merger.

Name	Age	Current Position with Magnolia Solar	Position with Magnolia Solar After the Merger
Dr. Ashok K. Sood	68	President, Chief Executive Officer and Director	President and Director
Dr. Yash R. Puri	68	Executive Vice President, Chief Financial Officer and Director	Chief Financial Officer and Director
Randy S. May			Chief Executive Officer and Director
Greg Landis			Secretary and Director
Gary Metzger			Director
Roshan Weerasinghe			Chief Operating Officer

Randy S. May:

Ecoark is a Delaware corporation incorporated by Randy May on November 28, 2011. Since then, Randy May has served as CEO and Chairman of the Board of Ecoark. As CEO, Randy leads a strong management team that is working to deliver Ecoark’s mission of sustainable solutions through its subsidiaries and strategic partners. Under his leadership, Ecoark has completed three strategic acquisitions since 2012. Randy is a 25-year retail and supply-chain veteran with extensive experience in marketing, operational and executive roles.

Prior to Ecoark, Randy held a number of roles with Wal-Mart, the world's largest retailer based in Bentonville, Arkansas. From 1998-2004 Randy served as Divisional Manager for half the United States for one of such company’s specialty divisions. There, he was responsible for all aspects of strategic planning, finance, and operations for more than 1800 stores. He had complete P&L responsibility for more than $4 Billion dollars of sales at the time. Under Randy’s leadership, the business grew sales and market share in a strong competitive market. As founder of Ecoark and Ecoark’s primary innovator, it is essential to have Mr. May on the Board of Directors.

Greg Landis:

Mr. Landis has served on the Board of Directors of Ecoark since 2011. Mr. Landis is a Certified Public Accountant and, since August 2009, has served as the principal of the accounting firm of Landis & Associates, PLLC in Bentonville, Arkansas. Mr. Landis is licensed as a CPA in Arkansas and is a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants. Previously, Mr. Landis has served as the Chief Financial Officer of banks in Kansas, Arkansas and Texas including organizations with over $2 billion in assets. Prior to these positions, he was a manager in the largest CPA firm in Kansas. Mr. Landis graduated from Wichita State University in 1985 with a Bachelor’s degree in Business Administration and a major in Accounting. With Mr. Landis’s financial expertise and knowledge of Ecoark’s operations, Mr. Landis’s experience and qualifications are essential to the Board of Directors.

Gary Metzger:

Mr. Metzger has served on the Board of Directors of Ecoark since 2013. Mr. Metzger offers 40 years of product development, strategic planning, management, business development, and operational expertise. He had served as an executive at Amco International, Inc. and Amco Plastics Materials, Inc., where in 1986 he was named President for 24 years until Amco was sold to resin distribution giant Ravago Americas in December of 2011. Mr. Metzger was co-owner of Amco Plastics Materials, Inc. Since the sale of Amco, Mr. Metzger has been serving as General Manager of Amco/Ravago.

Mr. Metzger leadership and knowledge of manufacturing companies are an asset to the Board of Directors. In addition to his leadership functions, Mr. Metzger spearheaded research and development for recycled polymers, new alloy and bio-based polymer development, and introducing fragrance into polymer applications. He also developed encrypted item level bar code identification technology, anti- counterfeiting technologies, and antimicrobial technologies.

Roshan Weerasinghe – Chief Operations Officer

Mr. Weerasinghe started with Ecoark in 2014 and was promoted to Chief Operations Officer in 2015. He has experience that spans over 18 years at Wal-Mart, Ingersoll Rand Asia Pacific and Climate Control Technologies. Prior to joining Ecoark, he was the Senior Director of Compliance and Food Safety for Walmart China, working out of an office in Shenzhen, China. In 2011 and 2012, Mr. Weerasinghe had his own consulting business advising big box and small regional retailers.

He is an innovative, assertive and goal oriented executive who offers a distinguished background of successfully propelling quality programs and initiatives that spur operational growth and profitability. Mr. Weerasinghe has excellent cross-cultural communication skills honed through years of experience operating in diverse countries including United States, China, Brazil, India, Thailand, Malaysia, Mexico, and Vietnam.

34

MANAGEMENT OWNERSHIP AFTER THE MERGER

The following table sets forth the beneficial ownership of the MGLT’s capital stock by our affiliates, assuming the completion of the transactions contemplated by the Merger Agreement.

Beneficial Owner	Beneficial Ownership	Percentage Voting Power
Randy S. May	10,504,462	36.2%
Greg Landis	505,248	1.7%
Gary Metzger	4,668,043	16.1%
Dr. Ashok Sood	115,300	*
Dr. Yash R. Puri	128,300	*
Total	15,921,353	54.8%

*	Less than 1%

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of February [10], 2016, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The aforementioned voting power percentage was based on 29,049,428 shares of MGLT common stock projected to be issued and outstanding after the consummation of transactions contemplated by the Merger Agreement but not including any Units to be sold in this Offering.

Independent Registered Public Accounting Firm

Representatives of our independent registered public accounting firm, KBL, LLP, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

35

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers, and other nominee record holders may be participating in the practice of “house holding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Magnolia Solar Corporation., Attn: Corporate Secretary Magnolia Solar Corporation, Attn: Corporate Secretary, 54 Cummings Park, Suite 316, Woburn, MA 01801, we will provide copies of these materials.

OTHER MATTERS

The Board of Directors does not intend to present to the Special Meeting any business other than the item stated in the “Notice of Special Meeting of Stockholders” and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investors page of our corporate website at www.magnoliasolar.com. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered, may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Magnolia Solar Corporation, Attn: Corporate Secretary, 54 Cummings Park, Suite 316, Woburn, MA 01801. Such information is also available under the Investors section of our website and from the SEC through the SEC website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF THE COMPANY’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Dr. Ashok K. Sood
Dr. Ashok K. Sood
President and Chief Executive Officer

March [*], 2016

36

MAGNOLIA SOLAR CORPORATION

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Magnolia Solar Corporation (the “Company”) hereby revokes all previously granted proxies and appoints Dr. Yash R. Puri as his, her or its attorneys, agents and proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned at the Special Meeting of stockholders of the Company (the “Meeting”) to be held at the offices of the Company, 54 Cummings Park, Suite 316, Woburn, MA, 01801, at __:00 a.m., local time on _________ __, 2016, and at any and all postponements or adjournments thereof.

1.	Approval of the Name Change

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval of the Reverse Split

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Increase in Authorized Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the Creation of “Blank Check” Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Adjournment

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS.

This Proxy revokes any proxy to vote such shares at the Special Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the Special Meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the Proxy Statement which accompanies the notice.

DATED: __________, 2016
(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO _____________________ AT ____________________________.

37

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to Sections 78.385 and 78.390 – After Issuance of Stock)

1.	The Name of the Corporation is ECOARK HOLDINGS INC. (the “Corporation”).

2.	The Articles of Incorporation (the “Articles”) have been amended as follows:

Article 4 is hereby amended to increase the number of authorized shares of capital stock to 105,000,000, consisting of 100,000,000 shares of common stock , par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Article 4 shall also be amended by adding the following section to the end of such Article, subject to compliance with applicable law:

Effective at the date this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), each Two Hundred Fifty (250) shares of voting Common Stock issued and outstanding immediately prior to the Effective Date shall be converted and combined into one (1) share of the Corporation's voting Common Stock, with any fractional interest rounded up to the nearest whole share.

ECOARK HOLDINGS INC.

Dr. Ashok K. Sood Chief Executive Officer

38

Annex B

MAGNOLIA SOLAR CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Annex B - 1

Report of Independent Registered Public Accounting Firm

To the Directors of

Magnolia Solar Corporation

We have audited the accompanying consolidated balance sheets of Magnolia Solar Corporation (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magnolia Solar Corporation as of December 31, 2015 and 2014, and the results of its consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in process of completing a merger with another entity while they are continuing their development of their thin film solar cell technology and has incurred substantial losses as a result of this. The lack of profitable operations raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL, LLP

/s/KBL, LLP

New York, NY

February 26, 2016

Annex B - 2

MAGNOLIA SOLAR CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	DECEMBER 31,	DECEMBER 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash	$45,870	$25,127
Accounts receivable	10,513	185,455
Prepaid expense	-	1,417
Total current assets	56,383	211,999

Fixed assets, net	311	623

OTHER ASSETS
License with related party, net of accumulated amortization	83,183	118,833
Total other assets	83,183	118,833

TOTAL ASSETS	$139,877	$331,455

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$682,029	$578,810
Current portion of Original Issue Discount Senior Secured Convertible Promissory Note, net of discount	2,400,000	2,400,000
Total current liabilities	3,082,029	2,978,810

TOTAL LIABILITIES	3,082,029	2,978,810

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 47,434,231 and 39,727,316 shares issued and outstanding	47,434	39,727
Additional paid-in capital	2,491,804	2,228,367
Additional paid-in capital - warrants	962,297	962,297
Accumulated deficit	(6,443,687)	(5,877,746)
Total stockholders' deficit	(2,942,152)	(2,647,355)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$139,877	$331,455

The accompanying notes are an integral part of these consolidated financial statements.

Annex B - 3

MAGNOLIA SOLAR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	YEAR ENDED DECEMBER 31, 2015	YEAR ENDED DECEMBER 31, 2014

REVENUE - net	$159,882	$218,270

COST OF REVENUES	102,069	135,356

GROSS PROFIT	57,813	82,914

OPERATING EXPENSES
Indirect and administrative labor	160,483	198,800
Professional fees	150,179	138,260
Depreciation and amortization expense	35,962	35,962
General and administrative	37,145	43,629
Total operating expenses	383,769	416,651

OTHER (INCOME) EXPENSE
Interest expense	239,985	239,981
Total other (income) expense	239,985	239,981

LOSS BEFORE PROVISION FOR INCOME TAXES	(565,941)	(573,718)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(565,941)	$(573,718)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	42,982,899	37,469,963

NET LOSS PER SHARE	$(0.01)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements.

Annex B - 4

MAGNOLIA SOLAR CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

				Additional
			Additional	Paid-In
	Common Stock		Paid-In	Capital -	Accumulated
	Shares	Amount	Capital	Warrants	Deficits	Total

Balance - December 31, 2013	33,835,268	$33,836	$1,957,574	$962,297	$(5,304,028)	$(2,350,321)

Common shares issued for payment of interest	5,636,597	5,636	234,364	-	-	240,000

Common shares issued for services rendered	255,451	255	8,745	-	-	9,000

Stock based compensation	-	-	27,684	-	-	27,684

Net loss for the year ended December 31, 2014	-	-	-	-	(573,718)	(573,718)

Balance - December 31, 2014	39,727,316	39,727	2,228,367	962,297	(5,877,746)	(2,647,355)

Common shares issued for payment of interest	7,706,915	7,707	232,293	-	-	240,000

Common shares issued for services rendered	-	-	-	-	-	-

Stock based compensation	-	-	31,144	-	-	31,144

Net loss for the year ended December 31, 2015	-	-	-	-	(565,941)	(565,941)

Balance - December 31, 2015	47,434,231	$47,434	$2,491,804	$962,297	$(6,443,687)	$(2,942,152)

The accompanying notes are an integral part of these consolidated financial statements.

Annex B - 5

MAGNOLIA SOLAR CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	YEAR ENDED DECEMBER 31, 2015	YEAR ENDED DECEMBER 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(565,941)	$(573,718)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	35,962	35,962
Stock based compensation	31,144	27,684
Common stock issued for services rendered	-	9,000
Common stock issued for payment of interest	240,000	240,000

Change in assets and liabilities:
Decrease in accounts receivable	174,942	41,170
Decrease in prepaid expenses	1,417	-
Increase in accounts payable and accrued expenses	103,219	126,857
Total adjustments	586,684	480,673
Net cash provided by (used in) operating activities	20,743	(93,045)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20,743	(93,045)

CASH - BEGINNING OF YEAR	25,127	118,172

CASH - END OF YEAR	$45,870	$25,127

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$912	$1,222

NON-CASH SUPPLEMENTAL INFORMATION:
Stock issued for services rendered	$-	$9,000
Stock issued for payment of interest	$240,000	$240,000
Stock based compensation	$31,144	$27,684

The accompanying notes are an integral part of these consolidated financial statements.

Annex B - 6

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 1 – Organization and Nature of Business

Magnolia Solar Corporation (the “Registrant”) through its wholly-owned subsidiary, Magnolia Solar, Inc. (“Magnolia Solar” and together with the Registrant, “we,” “our,” “us,” or the “Company”) is focused on developing and commercializing thin film solar cell technologies that employ nanostructured materials and designs.

The Company is pioneering the development of thin film, high efficiency solar cells for applications such as power generation for electrical grids as well as for local applications, including lighting, heating, traffic control, irrigation, water distillation, and other residential, agricultural and commercial uses.

The Company’s technology takes multiple approaches to bringing cell efficiencies close to those realized in silicon based solar cells while also lowering manufacturing costs. The technology uses a different composition of materials than those used by competing thin film cell manufacturers; incorporates additional layers of material to absorb a wider spectrum of light; uses inexpensive substrate materials, such as glass and polymers, lowering the cost of the completed cell compared to silicon based solar cells; and is based on non-toxic materials that do not have adverse environmental effects.

Since 2010, the Company filed a series of U.S. utility patents relating to the technologies under development.

Reverse Merger

On November 19, 2007, the Registrant, formerly known as Mobilis Relocation Services, Inc. (“Mobilis”), was organized under the laws of the State of Nevada. Mobilis formed Magnolia Solar Acquisition Corp., a wholly-owned subsidiary incorporated in the State of Delaware. Mobilis filed a Certificate of Change to its Articles of Incorporation in order to affect a forward split of the number of authorized shares of common stock which they were authorized to issue, and of the then issued and outstanding shares in a ratio of 1.3157895:1. The forward split occurred in February 2010. All share and per share amounts have been reflected herein post-split.

On December 31, 2009, Mobilis entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Magnolia Solar, Inc., a privately held Delaware corporation incorporated on January 8, 2008, and Magnolia Solar Acquisition Corp. (“Acquisition Sub”). Upon closing of the transaction, under the Merger Agreement, Acquisition Sub merged with and into Magnolia Solar, and Magnolia Solar, as the surviving corporation, became a wholly-owned subsidiary of Mobilis. Thereafter, Mobilis changed its name to Magnolia Solar Corporation. The transaction was accounted for as a reverse merger, and the historical financial information is that of Magnolia Solar, Inc.

Annex B - 7

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 1 – Organization and Nature of Business (continued)

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has been generating revenues from various development contracts with governmental agencies; however the Company has generated losses totaling $565,941 and $573,718 for the years ended December 31, 2015 and 2014, respectively. While the Company raised funds in a private placement that it consummated in 2009 (raising $990,000 in $2,660,000 of Original Issue Discount Senior Secured Convertible Promissory Notes (the “2009 Notes”)), at December 31, 2015 and December 31, 2014, it had cash of $45,870 and $25,127, respectively, and will need to raise additional funds to carry out its business plan.

The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations.

On December 29, 2011, the 2009 Notes in the aggregate principal amount of $2,660,000 were amended. Pursuant to the terms of the amendment agreements, (i) 2009 Notes in the aggregate principal amount of $260,000 converted into an aggregate of 1,040,000 shares of common stock of the Company at an adjusted conversion price of $0.25 per share, (ii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to extend the maturity dates from December 31, 2011 to December 31, 2012 and 2009 Notes in the aggregate principal amount of the remaining $400,000 were amended to extend the maturity date from December 31, 2011 to December 31, 2013, (iii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to adjust the conversion price of such notes from $1.00 per share to $0.25 per share, (iv) 2009 Notes in the aggregate principal amount of $400,000 were amended to provide that such notes shall, from January 1, 2012 onwards, bear interest at the rate of 10% per annum payable on a quarterly basis, upon conversion and at maturity and that such interest may, at the option of the Company, be paid in cash or in shares of common stock of the Company at the interest conversion rate of 90% of the volume weighted average price of the common stock of the Company during the 20 trading days prior to the interest payment date, (v) an aggregate of 1,300,000 shares of common stock of the Company were issued to certain holders of the 2009 Notes, and (vi) the exercise price of the warrants to purchase an aggregate of 3,385,300 shares of common stock was adjusted from $1.25 per share to $0.50 per share.

Annex B - 8

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 1 – Organization and Nature of Business (continued)

Going Concern (continued)

On December 21, 2012 and June 27, 2013 the 2009 Notes as described in the preceding paragraph were amended. Pursuant to the terms of the amendment agreements, (i) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to extend the maturity dates from December 31, 2012 to December 31, 2013, (ii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to provide that such notes shall, from January 1, 2013 onwards, bear interest at the rate of 10% per annum payable on a quarterly basis, upon conversion and at maturity and that such interest may, at the option of the Company, be paid in cash or in shares of common stock of the Company at the interest conversion rate of 90% of the volume weighted average price of the common stock of the Company during the 20 trading days prior to the interest payment date, and (iii) the exercise price of warrants to purchase an aggregate of 3,385,300 shares of common stock was adjusted from $0.50 per share to $0.25 per share.

On December 29 and 31, 2013, the 2009 Notes as described in the preceding paragraphs were amended. Pursuant to the terms of the amendment agreements, (i) 2009 Notes in the aggregate principal amount of $2,400,000 were amended to extend the maturity dates from December 31, 2013 to December 31, 2014, and (ii) the exercise price of the warrants to purchase an aggregate of 3,385,300 shares of common stock was adjusted from $0.25 per share to $0.10 per share. Additionally, the Company also agreed to extend the expiration date of the warrants to purchase an aggregate of 2,660,000 shares of common stock from December 31, 2014 to December 31, 2016.

There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. If the Company were to default on its indebtedness, then holders of the notes may foreclose on the debt and seize the Company's assets which may force the Company to suspend or cease operations altogether. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

On January 29, 2016, the Company entered into a Merger Agreement with Ecoark, Inc. ("Ecoark") providing, among other things, for the acquisition of Ecoark by the Company in a share for share exchange pursuant to which it is contemplated that at the closing Ecoark shareholders will own approximately 95% of the outstanding shares of the Company. The Company filed a preliminary 14A Proxy Statement informing its shareholders of the Company’s intent to hold a shareholder meeting in order to vote on certain proposals to amend the Articles of Incorporation to increase of the authorized shares of common stock to 100,000,000 shares, to effect the creation of 5,000,000 shares of "blank check" preferred stock, to approve a reverse stock split of the common stock 1 for 250, and to change the name of the corporation to Ecoark Holdings Inc., the approval of which are conditions to closing the merger with Ecoark. Subject to the approval of the Company’s shareholders, it is anticipated that the merger will be completed in March 2016.

Annex B - 9

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 1 – Organization and Nature of Business (continued)

Going Concern (continued)

Should the Company fail to complete the merger, the Company may need to raise additional capital to expand operations to the point at which the Company can achieve profitability. The terms of equity or debt that may be raised may not be on terms acceptable by the Company. If adequate funds cannot be raised outside of the Company, the Company may suspend or cease operations altogether.

The development of renewable energy and energy efficiency marks a new era of energy exploration in the United States. The Company continues to explore low cost alternatives for energy solutions which are in line with United States government initiatives for renewable energy sources. The Company hopes that these factors will mitigate the current unstable factors in the United States economy.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The consolidated financial statements include all accounts of the entities at December 31, 2015 as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest at December 31, 2015 and 2014

Magnolia Solar Inc.	Delaware, U.S.A.	January 8, 2008	100%

All inter-company balances and transactions have been eliminated.

Annex B - 10

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

For financial reporting, current earnings are charged and an allowance is credited with a provision for doubtful accounts based on experience. Accounts deemed uncollectible are charged against this allowance. Receivables are reported on the balance sheet net of such allowance. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. The Company believes no allowance for doubtful accounts is necessary at December 31, 2015 or December 31, 2014.

Property and Equipment

Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives (from three to seven years). Additions, renewals, and betterments, unless of a minor amount, are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets

The Company reviews their recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell. The Company’s management has determined that the fair value of long-lived assets exceeds the book value and thus no impairment charge is necessary as of December 31, 2015 or December 31, 2014.

Fair Value of Financial Instruments

In accordance with ASC 820, Fair Value Measurements and Disclosures, the carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Annex B - 11

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

Revenue is recognized from private and public sector contracts that are time and material type contracts. These revenues are recognized in accordance with ASC 605, Revenue Recognition. The Company recognizes revenue when; (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable and (4) collectability is reasonably assured.

The Company assesses whether fees are fixed or determinable at the time of sale and recognizes revenue if all other revenue recognition requirements are met. The Company's standard payment terms are net 30 days. Payments that extend beyond 30 days from the contract date but that are due within twelve months are generally deemed to be fixed or determinable based on the Company's successful collection history on such arrangements, and thereby satisfy the required criteria for revenue recognition.

Revenue from inception to December 31, 2015 has been primarily from research and development grants or contracts to develop solar cells using the Company’s technology.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. The Company had no cash equivalents as of December 31, 2015 or December 31, 2014.

Uncertainty in Income Taxes

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The tax years for 2012 to 2014 remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Annex B - 12

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 2 - Summary of Significant Accounting Policies (continued)

Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2015	2014

Net loss	($565,941)	($573,718)

Weighted-average common shares outstanding (Basic)	42,982,899	37,469,963

Weighted-average common stock
Equivalents
Stock options	2,450,000	1,730,355
Warrants	3,785,300	3,785,300

Weighted-average common shares outstanding (Diluted)	49,218,199	42,985,618

Stock based compensation

The Company applies ASC No. 718 and ASC Subtopic No. 505-50, Equity-Based Payments to Non Employees, to options and other stock based awards issued to nonemployees. In accordance with ASC No. 718 and ASC Subtopic No. 505-50, the Company uses the Black-Scholes option pricing model to measure the fair value of the options at the measurement date.

Recently Issued Accounting Standards

During August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

Annex B - 13

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

During May 2014, the FASB issued an Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers (Topic 606)". The objective of ASU 2014-09 is to (1) remove inconsistencies and weaknesses in revenue requirements, (2) provide a more robust framework for addressing revenue issues, (3) improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets, (4) provide more useful information to users of financial statements through improved disclosure requirements, and (5) simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The effective date of this ASU was subsequently changed with the issuance of ASU 2015-14 to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The Company is currently evaluating the effect of this standard on its financial statements.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 3 - Stockholders’ Deficit

The Company has 75,000,000 shares of common stock, par value of $0.001 per share authorized.

Shares

Prior to the Reverse Merger as discussed in Note 1, the Company issued 4,473,686 shares of common stock between January and March 2008 at prices ranging from $0.01 to $0.02 per share for a total of $53,000 cash.

In accordance with the Reverse Merger, the Company cancelled 1,973,684 shares of common stock and issued 21,330,000 shares to the former shareholders of Magnolia Solar, Inc. As a result of these transactions, as of December 31, 2009, there were 23,830,000 shares of common stock issued and outstanding.

The Company effectuated a 1.3157895:1 forward stock split in February 2010, in accordance with the Merger Agreement which resulted in 23,830,000 shares of common stock issued and outstanding.

Annex B - 14

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 3 - Stockholders’ Deficit (continued)

Shares (continued)

In February 2014, the Company issued 1,048,950 shares of common stock at its fair value price ($0.06 per share) in lieu of interest payment for a value of $60,000.

In March 2014, the Company issued 94,737 shares of common stock for consulting services for a value of $4,500 at a fair market value price of $0.05 per share.

In April 2014, the Company issued 2,068,965 shares of common stock at its fair value price ($0.03 per share) in lieu of interest payment for a value of $60,000.

In April 2014, the Company issued 160,714 shares of common stock for consulting services for a value of $4,500 at a fair market value price of $0.03 per share.

In August 2014, the Company issued 1,318,682 shares of common stock at its fair value price ($0.05 per share) in lieu of interest payment for a value of $60,000.

In October 2014, the Company issued 1,200,000 shares of common stock at its fair value price ($0.05 per share) in lieu of interest payment for a value of $60,000.

In March 2015, the Company issued 1,195,219 shares of common stock at its fair value price ($0.05 per share) in lieu of interest payment for a value of $60,000.

In April 2015, the Company issued 1,534,526 shares of common stock at its fair value price ($0.04 per share) in lieu of interest payment for a value of $60,000.

In July 2015, the Company issued 1,643,837 shares of common stock at its fair value price ($0.04 per share) in lieu of interest payment for a value of $60,000.

In October 2015, the Company issued 3,333,333 shares of common stock at its fair value price ($0.02 per share) in lieu of interest payment for a value of $60,000.

As of December 31, 2015, the Company had 47,434,231 shares issued and outstanding.

Warrants

Following the closing of the Reverse Merger in December 2009, the Company issued five-year callable warrants (the “2009 Warrants”) to purchase an aggregate of 2,660,000 shares of common stock exercisable at $1.25 per share to investors in a private placement (the “2009 Private Placement”) and further issued seven year placement agent warrants to purchase an aggregate of 725,300 shares of common stock exercisable at $1.05 per share. On December 29, 2011, the exercise price of both the 2009 Warrants and placement agent warrants was reduced to $0.50 per share.

Annex B - 15

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 3 - Stockholders’ Deficit (continued)

Warrants (continued)

On December 21, 2012, the exercise price of the 2009 Warrants and placement agent warrants were reduced to $0.25 per share. On December 23, 2013, the exercise price of the 2009 Warrants and placement agent warrants were further reduced to $0.10 per share. Additionally, the Company also agreed to extend the expiration date of the 2009 Warrants from December 31, 2014 to December 31, 2016.

On August 15, 2011, the Company issued 400,000 warrants for public relations services. The warrants vest immediately, and are for a term of 5 years with a strike price of $0.50 per share. The warrants have been valued at $59,534 and are reflected in the consolidated financial statements for the year ended December 31, 2014.

As of December 31, 2015, the following warrants are outstanding:

Balance – December 31, 2008	-	-
Issued – in the 26.6 units	2,660,000	$0.10
Issued – to Placement Agent	725,300	$0.10
Balance – December 31, 2009	3,385,300	$0.10
Balance – December 31, 2010	3,385,300	$0.10
Issued – for public relations	400,000	$0.50
Balance – December 31, 2011	3,785,300	$0.14
Balance – December 31, 2012	3,785,300	$0.14
Balance – December 31, 2013	3,785,300	$0.14
Balance – December 31, 2014	3,785,300	$0.14
Balance – December 31, 2015	3,785,300	$0.14

Stock Options

In May 2014, the Company granted 2,450,000 shares of common stock under the 2013 Incentive Stock Option Plan. Under the 2013 Plan, the Company may grant options to purchase up to 5,500,000 shares of common stock to be granted to Company employees, officers, directors, consultants and advisors. The vesting provisions, exercise price and expiration dates will be established by the Board of Directors (the "Board") of the Company at the date of grant, but incentive stock options may be subject to earlier termination, as provided in the 2013 Plan. As of December 31, 2015, there were 2,335,709 shares available for future grant.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model.

Annex B - 16

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 3 - Stockholders’ Deficit (continued)

Stock Options (continued)

Expected volatility was calculated based upon the company’s observed median volatility. The risk-free interest rate assumption is based upon the United States Treasury Bond yield curve in effect at the time of grant for instruments with a similar expected life.

The Company recognized compensation cost related to stock-based compensation in the amount of $31,144, for the year ended December 31, 2015. The Company has not recognized any tax benefits or deductions related to the effects of employee stock-based compensation.

In addition, as of December 31, 2015, approximately $10,382 was related to non-vested options which will be recognized over a weighted-average period of approximately 3.42 years.

No options were exercised under all share-based compensation arrangements for the period ending December 31, 2015.

The following is a summary of stock option activity under the Company's stock option plan:

	Number of Options/Shares	Range of Exercise Prices	Weighted- Average Exercise Price

Outstanding as of December 31, 2014	2,450,000	$0.05	$0.05
Options granted	-	$0.00	$0.00
Options exercised	-	$0.00	$0.00
Options forfeited/expired/cancelled	-	$0.00	$0.00
Outstanding as of December 31, 2015	2,450,000	$0.05	$0.05
Exercisable as of December 31, 2015	2,082,500	$0.05	$0.05
Exercisable as of December 31, 2014	980,000	$0.05	$0.05

Annex B - 17

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 3 - Stockholders’ Deficit (continued)

Stock Options (continued)

Information about stock options outstanding as of December 31, 2015 is as follows:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (years)	Number of Options Exercisable
$0.05	2,450,000	3.42	2,082,500
	2,450,000	3.42	2,082,500

Note 4 - Property and Equipment

Property and equipment consisted of the following at December 31, 2015 and December 31, 2014:

	December 31,	December 31,
	2015	2014

Office equipment and computers	$6,106	$6,106
Furniture and fixtures	2,182	2,182
	8,288	8,288
Accumulated depreciation	(7,977)	(7,665)

	$311	$623

The Company incurred $312 and $312, respectively, in depreciation expense for the periods ended December 31, 2015 and 2014.

Note 5 - License Agreement with Related Party

The Company has entered into a 10-year, renewable, exclusive license with Magnolia Optical Technologies, Inc. (“Magnolia Optical”) on April 30, 2008 for the exclusive rights of the technology related to the application of Optical’s solar cell technology. Magnolia Optical shares common ownership with the Company.

The Company is amortizing the license fee of $356,500 over the 120 month term of the Agreement. Accumulated amortization as of December 31, 2015 and December 31, 2014 was $273,317 and $237,667, respectively. Amortization expense for each of the years ended December 31, 2015 and 2014 was $35,650, respectively. The Company’s management has determined that the fair value of the license exceeds the book value and thus no further impairment or amortization is necessary as of December 31, 2015 or December 31, 2014.

Annex B - 18

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 6 – Original Issue Discount Senior Secured Convertible Promissory Note

Original Notes

Following the closing of the Reverse Merger in December 2009, the Company issued 26.6 units in the 2009 Private Placement consisting of an aggregate of $2,660,000 of 2009 Notes and 2009 Warrants exercisable into an aggregate of 2,660,000 shares of common stock exercisable at $1.25 per share, for $50,000 per unit for aggregate proceeds to the Company of $990,000. In addition, placement agent warrants to purchase an aggregate of 725,300 shares of common stock exercisable at $1.05 per share were issued. The 2009 Notes are secured by a first-priority security interest in the assets of the Company. Holders of the 2009 Notes and warrants issued in the 2009 Private Placement also have the right to “piggyback” registration of the shares underlying the 2009 Notes and warrants.

Prior to the amendment and restatement of the 2009 Notes, the 2009 Notes were originally due December 31, 2011 and convertible at the option of the holder, into shares of the Company’s common stock at an initial conversion rate of $1.00 per share.

Amended Notes

On December 29, 2011, the Company entered into amendment agreements with holders of the 2009 Notes and 2009 Warrants. Pursuant to the terms of the amendment agreements, (i) 2009 Notes in the aggregate principal amount of $260,000 were converted into an aggregate of 1,040,000 shares of common stock of the Company at an adjusted conversion price of $0.25 per share, (ii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to extend the maturity dates from December 31, 2011 to December 31, 2012 and 2009 Notes in the aggregate principal amount of the remaining $400,000 were amended to extend the maturity date from December 31, 2011 to December 31, 2013, (iii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to adjust the conversion price of such notes from $1.00 per share to $0.25 per share, (iv) 2009 Notes in the aggregate principal amount of $400,000 were amended to provide that such notes shall, from January 1, 2012 onwards, bear interest at the rate of 10% per annum payable on a quarterly basis, upon conversion and at maturity and that such interest may, at the option of the Company, be paid in cash or in shares of common stock of the Company at the interest conversion rate of 90% of the volume weighted average price of the common stock of the Company during the 20 trading days prior to the interest payment date, (v) an aggregate of 1,300,000 shares of common stock of the Company were issued to certain holders of the 2009 Notes, and (vi) the exercise price of warrants to purchase an aggregate of 3,385,000 shares of common stock was adjusted from $1.25 per share to $0.50 per share.

Annex B - 19

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 6 – Original Issue Discount Senior Secured Convertible Promissory Note (continued)

Amended Notes (continued)

On December 21, 2012 and on June 27, 2013 the 2009 Notes as described in the preceding paragraph were amended. Pursuant to the terms of the amendment agreements, (i) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to extend the maturity dates from December 31, 2012 to December 31, 2013, (ii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to provide that such notes shall, from January 1, 2013 onwards, bear interest at the rate of 10% per annum payable on a quarterly basis, upon conversion and at maturity and that such interest may, at the option of the Company, be paid in cash or in shares of common stock of the Company at the interest conversion rate of 90% of the volume weighted average price of the common stock of the Company during the 20 trading days prior to the interest payment date, and (iii) the exercise price of the warrants to purchase an aggregate of 3,385,300 shares of common stock was adjusted from $0.50 per share to $0.25 per share. Upon amendment of the notes, interest was calculated on the entire $2,400,000 of promissory notes at a rate of 10% per year. Interest expense was accrued in the amount of $60,000 per quarter and shares are issued in lieu of cash payments.

On December 29 and 31, 2013 the 2009 Notes as described in the preceding paragraph were amended. Pursuant to the terms of the amendment agreements, (i) 2009 Notes in the aggregate principal amount of $2,400,000 were amended to extend the maturity dates from December 31, 2013 to December 31, 2014, (ii) the exercise price of the warrants to purchase an aggregate of 3,385,300 shares of common stock was adjusted from $0.25 per share to $0.10 per share. Additionally, the Company also agreed to extend the expiration date of the warrants to purchase an aggregate of 2,660,000 shares of common stock from December 31, 2014 to December 31, 2016.

As of December 31, 2015, the Company issued 18,794,940 shares of its common stock in lieu of interest payments in the aggregate of $700,000 relating to the 2009 Notes in the aggregate principal of $2,400,000.

As of December 31, 2015, the entire $2,400,000 balance of the amended 2009 Notes remains outstanding. In the transaction, the Company recognized a discount of $1,670,000 which was amortized over the original life of the 2009 Notes. The discount represented the original issue discount. In addition, the Company determined that the value of the warrants in the transaction of $412,830 as a discount to the 2009 Notes. This discount was being amortized as well over the original life of the 2009 Notes.

The 2009 Notes mature on June 30, 2016 (these notes were extended on January 29, 2016 and will convert to equity if the merger is completed - see Note 11).

As of December 31, 2015, $2,400,000 of the 2009 Notes are classified as a current liability and the amounts have not been repaid as of the issuance of these financial statements. The modifications made to the debt instruments did not constitute a material modification under ASC 470-50.

Annex B - 20

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 7 – Provision for Income Taxes

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2015, there is no provision for income taxes, current or deferred.

December 31, 2015
Net operating losses	$1,371,196
Valuation allowance	(1,371,196)
$-

At December 31, 2015, the Company had a net operating loss carry forward in the amount of approximately $4,000,000 available to offset future taxable income through 2035. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2015 and 2014 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal	0.0
Valuation allowance	34.0
0.0%

Annex B - 21

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 8 – Commitments and Contingencies

Office Lease

The Company leases office facilities located in Woburn, MA under a lease agreement that expires December 30, 2016. The Company leased additional office facilities at a second location in Albany, NY under a lease agreement that was canceled effective October 31, 2015. Rent expense for the Company’s facilities for the years ended December 31, 2015 and December 31, 2014 totaled $15,009 and $18,143, respectively.

The future minimum lease payments due under the above mentioned non-cancelable lease agreement is as follows:

Year ending December 31,
2016	$4,212
$4,212

Contract Related Fees

As part of the contract to develop its products, the Company has agreed to pay the contractor 1.5% of future New York state manufactured sales, and 5% of future non-New York state manufactured sales until the entire funds paid by the contractor have been repaid, or 15 years, whichever comes first. As of December 31, 2015, the Company has $1,251,885 of contract related expenses, all of which will be owed to the contractor, contingent upon the sale of the Company’s product. No liability is accrued since no sales have occurred.

Note 9 - Concentration of Credit Risk

The Company maintains its cash in one bank deposit account, which at times may exceed the federally insured limits of $250,000 that exist through December 31, 2015. At December 31, 2015, the Company did not have any uninsured deposits.

Annex B - 22

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 9 - Concentration of Credit Risk (continued)

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit based on the customers’ financial conditions. The Company does not require collateral or other security to support customer receivables. Credit losses, when realized, have been within the range of management’s expectations. To further reduce credit risk associated with accounts receivable, the Company performs periodic credit evaluations of its customers.

	December 31, 2015	December 31, 2014
Concentrations in accounts receivable:
Customer A	100%	*
Customer B	*	60%
Customer C	*	40%

	December 31, 2015	December 31, 2014
Concentrations in net revenue:
Customer A	93%	90%

* Customer did not exceed 10% for the respective year.

Note 10 - Fair Value Measurements

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1	Quoted prices in active markets for identical assets or liabilities. The Company's Level 1 assets consist of cash and cash equivalents.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Annex B - 23

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 10 - Fair Value Measurements (continued)

Financial assets and liabilities measured at fair value on a recurring basis are summarized below:

December 31, 2015
	Level 1	Level 2	Level 3	Total

Cash	$45,870	$-	$-	$45,870
Total assets	$45,870	$-	$-	$45,870
Original Issue Discount Senior Secured Convertible Promissory Notes	$-	$-	$2,400,000	$2,400,000
Total liabilities	$-	$-	$2,400,000	$2,400,000

December 31, 2014
	Level 1	Level 2	Level 3	Total

Cash	$25,127	$-	$-	$25,127
Total assets	$25,127	$-	$-	$25,127
Original Issue Discount Senior Secured Convertible Promissory Notes	$-	$-	$2,400,000	$2,400,000
Total liabilities	$-	$-	$2,400,000	$2,400,000

Annex B - 24

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 10 - Fair Value Measurements (continued)

Original Issue Discount Senior Secured Convertible Promissory Notes

Balance, January 1, 2014	$2,400,000
Realized gains (losses)	-
Unrealized gains (losses) relating to instruments still held at the reporting date	-
Purchases, sales, issuances and settlements, net	-
Discount on notes	-
Amortization of discount on notes	-
Conversion of notes to common stock	-
Balance, December 31, 2014	$2,400,000
Realized gains (losses)	-
Unrealized gains (losses) relating to instruments still held at the reporting date	-
Purchases, sales, issuances and settlements, net	-
Discount on notes	-
Amortization of discount on notes	-
Balance, December 31, 2015	$2,400,000

Annex B - 25

MAGNOLIA SOLAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Note 11 – Subsequent Events

On January 19, 2016, the Company issued 1,570,681 shares of common stock for payment in lieu of cash of interest equal to $60,000.

On January 29, 2016, the Company entered into a Merger Agreement with Ecoark providing, among other things, for the acquisition of Ecoark by the Company in a share for share exchange pursuant to which it is contemplated that at the closing Ecoark shareholders will own approximately 95% of the outstanding share of the Company. The Company filed a 14A and is awaiting approval from the SEC on certain proposals to amend the Articles of Incorporation to increase of the authorized shares of common stock to 100,000,000 shares, to effect the creation of 5,000,000 shares of "blank check" preferred stock, to approve a reverse stock split of the common stock 1 for 250, and to change the name of the corporation to Ecoark Holdings Inc. Upon approval by the SEC, it is anticipated that the merger will be completed in March 2016.

On January 29, 2016, the Company entered into an agreement with holders of the Notes Payable as mentioned in Note 6 to extend the term of the note to June 30, 2016. The notes will convert to equity if the merger is completed.

Management has evaluated subsequent events for the disclosure and/or recognition in the financial statements through the date that the financial statements were available to be issued, which date is February 26, 2016.

Annex B - 26

Annex C

EcoArk Inc. AND SUBSIDIARIES

December 31, 2015 AND 2014

Annex C - 1

ECOARK INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
DECEMBER 31, 2015 AND 2014

ASSETS	(Dollars in thousands, except per share)
	2015	2014
CURRENT ASSETS
Cash and cash equivalents	$1,962	$2,220
Accounts receivable, net of allowance	977	884
Inventory, net of reserves	643	903
Prepaid expenses	161	151
Related party receivable	-	100
Other current assets	138	25

Total current assets	3,881	4,283

Property and equipment, net	363	462
Other assets	25
Intangible assets, net	852	1,904

TOTAL ASSETS	$5,121	$6,649

Unaudited	Annex C - 2	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
DECEMBER 31, 2015 AND 2014

	(Dollars in thousands, except per share)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	2015	2014

CURRENT LIABILITIES
Current portion of long-term debt	$3,175	$3,027
Current portion of long-term debt - related parties	1,329	6,176
Note payable - bank	-	250
Accounts payable	1,116	967
Accrued expenses	374	209
Accrued interest	40	148
Deferred revenue	-	142
Total current liabilities	6,034	10,919

NON-CURRENT LIABILITIES
Long-term debt, net of current portion	-	171
Long-term debt - related parties, net of current portion	-	3,111
Total non-current liabilities	-	3,282

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	6,034	14,201

STOCKHOLDERS' EQUITY (DEFICIT) (Numbers of shares rounded to thousands)
Series A General Common Shares - $0.01 par value; 38,000 shares authorized and issued, 34,458 and 24,600 shares outstanding as of December 31, 2015 and 2014, respectively	380	380
Series B Common Shares - $0.01 par value; 10,000 shares authorized, 9,862 shares issued and outstanding as of December 31, 2015 and 2014	99	99
Series C Common Shares - $0.01 par value; 5,000 shares authorized, 3,475 and 3,350 shares issued and outstanding as of December 31, 2015 and 2014, respectively	35	34
Series D Common Shares - $0.01 par value; 8,000 shares authorized, 7,447 shares issued and outstanding as of December 31, 2015 and 2014	74	74
Additional paid-in-capital	36,164	21,615
Subscription receivable	(55)	(31)
Accumulated deficit	(36,587)	(26,085)
Treasury stock, at cost, 3,542 and 13,400 Series A General Common Shares as of December 31, 2015 and 2014, respectively	(928)	(3,514)
Total stockholders' equity (deficit) before non-controlling interest	(818)	(7,428)
Non-controlling interest	(95)	(124)
Total stockholders' equity (deficit)	(913)	(7,552)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,121	$6,649

Unaudited	Annex C - 3	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	(Dollars in thousands, except per share)
	2015	2014
NET SALES	$7,880	$5,932
COST OF SALES (including research and development)	6,882	6,077
GROSS PROFIT (LOSS)	998	(145)

OPERATING EXPENSES:
Salaries and salary related costs, including stock based compensation	3,914	2,836
Professional fees and consulting expenses	3,910	5,311
Other general and administrative	1,636	1,630
Depreciation, amortization and impairment	1,226	1,708
Total operating expenses	10,686	11,485
Loss from operations	(9,688)	(11,630)

OTHER INCOME (EXPENSES):
Interest expense, net of interest income	(785)	(1,270)
Other income	-	85
Total other income (expenses)	(785)	(1,185)
Loss from continuing operations before provision for income taxes	(10,473)	(12,815)

PROVISION FOR INCOME TAXES	-	-
LOSS FROM CONTINUING OPERATIONS	(10,473)	(12,815)

DISCONTINUED OPERATIONS
Gain (loss) from discontinued operations	-	(1,449)
Gain (loss) on disposal of operations	-	-

GAIN (LOSS) FROM DISCONTINUED OPERATIONS	-	(1,449)
NET LOSS	(10,473)	(14,264)
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	29	(129)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(10,502)	$(14,135)

NET LOSS PER SHARE
Basic	$(0.18)	$(0.26)
Diluted	$(0.18)	$(0.26)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE	(Number of shares in thousands)
Basic	58,688	55,150
Diluted	58,789	55,843

Unaudited	Annex C - 4	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

(Dollar amounts and number of shares in thousands)
	Series A General		Series B		Series C		Series D		Additional				Non-
	Common		Common		Common		Common		Paid-In-	Subscription	Accumulated	Treasury	controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Stock	Interest	Total

Balance at January 1, 2014	38,000	$380	9,862	$99	2,000	$20	1,779	$18	$13,381	-	$(11,950)	$(993)	$5	$960
Shares issued for cash, net of expenses	-	-	-	-	-	-	4,667	46	5,128	$(31)	-	-	-	5,143
Shares issued for services rendered	-	-	-	-	1,350	14	1,000	10	2,914	-	-	-	-	2,938
Repurchase of treasury shares	-	-	-	-	-	-	-	-	-	-	-	(3,116)	-	(3,116)
Re-issuance of treasury shares for company formation	-	-	-	-	-	-	-	-	-	-	-	28	-	28
Re-issuance of treasury shares for services rendered	-	-	-	-	-	-	-	-	-	-	-	568	-	568
Stock based compensation - options	-	-	-	-	-	-	-	-	192	-	-	-	-	192
Net loss for the year	-	-	-	-	-	-	-	-	-	-	(14,135)	-	(129)	(14,264)

Balance at December 31, 2014	38,000	380	9,862	99	3,350	34	7,446	74	21,615	(31)	(26,085)	(3,513)	(124)	(7,551)

Re-issuance of treasury shares for cash, net of expenses	-	-	-	-	-	-	-	-	7,301	(55)	-	1,184	-	8,430
Shares issued for services rendered	-	-	-	-	125	1	-	-	174	-	-		-	175
Repurchase of treasury shares for release of guarantee	-	-	-	-	-	-	-	-	393	-	-	(393)	-	-
Collection of subscription receivable	-	-	-	-	-	-	-	-	-	31	-		-	31
Re-issuance of treasury shares for services rendered	-	-	-	-	-	-	-	-	-	-	-	718	-	718
Re-issuance of treasury shares for debt conversion	-	-	-	-	-	-	-	-	6,315	-	-	1,076	-	7,391
Stock based compensation - options	-	-	-	-	-	-	-	-	366	-	-	-	-	366
Net loss for the year	-	-	-	-	-	-	-	-	-	-	(10,502)	-	29	(10,473)
Balance at December 31, 2015	38,000	$380	9,862	$99	3,475	$35	7,446	$74	$36,164	$(55)	$(36,587)	$(928)	$(95)	$(913)

Unaudited	Annex C - 5	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	(Dollars in thousands)
	2015	2014
Cash flows from operating activities:
Net loss	$(10,502)	$(14,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	1,226	1,709
Stock based compensation	366	192
Shares of common stock issued for services rendered	175	2,938
Shares of treasury stock re-issued for services rendered	718	596
Change in non-controlling interest on cash	29	(129)
Changes in assets and liabilities:
Accounts receivable	(93)	(671)
Inventory	260	93
Prepaid expenses	(10)	13
Other current assets	(113)	38
Other assets	(25)	-
Accounts payable	149	123
Accrued expenses	165	103
Accrued interest	126	976
Deferred revenue	(142)	142
Net cash used in operating activities	(7,671)	(8,012)

Cash flows from investing activities:
Purchases of property and equipment	(59)	(197)
Proceeds from sale of property and equipment	-	-
Collections (advances) on notes receivable - related party	100	(100)
Acquisition of intangible assets	(15)	-
Net cash provided by (used in) investing activities	26	(297)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of fees	31	5,143
Re-issuance of treasury shares for cash, net of expenses	8,430	-
Proceeds from the issuances of long-term debt	-	3,000
Repayments of debt	(274)	(26)
Proceeds from the issuances of long-term debt - related parties	600	5,259
Repayments of long-term debt - related parties	(1,400)	(3,199)
Net cash provided by financing activities	7,387	10,177

NET INCREASE (DECREASE) IN CASH	(258)	1,868

Cash and cash equivalents - beginning of the year	2,220	352
Cash and cash equivalents - end of the year	$1,962	$2,220

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$551	$23
Cash paid for income taxes	$-	$1

SUMMARY OF NONCASH ACTIVITIES:
Treasury stock re-purchased for long-term debt related parties	$-	$2,500
Treasury stock re-purchased for release of guarantee	$393	$-
Treasury stock re-purchased for sale of net assets - SA Concepts	$-	$616
Treasury stock re-issued for debt conversion - related parties	$7,391	$-
Accrued interest converted into debt - related parties	$234	$1,400

Unaudited	Annex C - 6	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Organization

EcoArk Inc. and Subsidiaries is an innovative and growth-oriented company founded in 2011 that develops and deploys intelligent technologies and consumer products in order to meet the demand for sustainable, integrated solutions to contemporary business needs. EcoArk Inc. is a holding company that conducts business through its subsidiaries (see detail below).

Eco3D, LLC – Eco3D is located in Phoenix, Arizona and provides customers with the latest 3D technologies. Eco3D was formed by the Company in November 2013 and the Company owns 65% of the LLC. The remaining 35% is reflected as non-controlling interests.

Eco360, LLC – Eco360 is located in Bentonville, Arkansas and provides companies with mobile data capture App technology and systems. Eco360 was formed in November 2014 by the Company.

SA Concepts, Inc. – SA Concepts was located in Springdale, Arkansas and was organized for social and environmental purposes. SA Concepts was purchased in April 2013 and subsequently sold in November 2014. The results of operations of this entity are reflected as discontinued operations.

Pioneer Products, LLC – Pioneer is located in Bentonville, Arkansas and is involved in the selling of recycled plastic products and is the sales and sourcing arm of the Company and its subsidiaries. Pioneer was purchased by the Company in 2012.

Intelleflex Corporation – Intelleflex is located in San Jose, California and provides a perishable food quality management solution to food retailers and suppliers. Intelleflex was purchased by the Company in September 2013.

Principles of Consolidation

The consolidated financial statements include the accounts of EcoArk, Inc. and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company is a holding company and holds one hundred percent of Eco360, Pioneer, and Intelleflex. EcoArk owns 65% of Eco3D and the remaining 35% interest is owned by the executives of Eco3D.

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

Noncontrolling Interests

In accordance with ASC 810-10-45, Noncontrolling Interests in Consolidated Financial Statements, the Company classifies controlling interests as a component of equity within the consolidated balance sheets. For the years ended December 31, 2015 and 2014, net income or (loss) attributable to noncontrolling interests of $29 and ($129), respectively, is included in the Company’s net loss.

Unaudited	Annex C - 7	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). It is management's opinion, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, obsolete or slow-moving inventory, and determination of the fair value of stock awards issued. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2015 and 2014, the Company had no cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Inventory cost is determined by specific identification on a first in first out basis, and provisions are made to reduce slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from five to twenty-eight years.

Financial Accounting Standards Board (FASB) Codification Topic 360 “Property, Plant and Equipment” (ASC 360), requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The application of ASC 360 has not materially affected the Company’s reported earnings, financial condition or cash flows.

There were no impairment charges for the years ended December 31, 2015 and 2014, respectively.

Advertising Expense

The Company expenses advertising costs, as incurred. Advertising expenses for the years ended December 31, 2015 and 2014 are included in other general and administrative costs.

Software Costs

The Company accounts for software development costs in accordance with ASC 985.730, Software Research and Development, and ASC 985-20, Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established. ASC 985-20 specifies that “technological feasibility” can only be established by the completion of a “detailed program design” or if no such design is prepared, upon the completion of a “working model” of the software. The Company’s development process does not include a detailed program design. Management believes that such a design could be produced in the early stages of development but would entail significant wasted expense and delay. Consequently, ASC 985-20 requires the development costs to be recorded as an expense until the completion of a “working model”. In the Company’s case, the completion of a working model does not occur until shortly before the time when the software is ready for sale.

Unaudited	Annex C - 8	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Research and Development Costs

Research and development costs incurred after completion of development of a product are expensed as incurred. Research and development costs are included in cost of sales for the years ended December 31, 2015 and 2014.

Subsequent Events

Subsequent events were evaluated through the date the consolidated financial statements were issued.

Intangible Assets

Intangible assets with definite useful lives are stated at cost less accumulated amortization. Intangible assets capitalized as of December 31, 2015 and 2014 represent the valuation of the Company-owned patents and customer lists. These intangible assets are being amortized on a straight-line basis over their estimated average useful lives of thirteen and a half years for the patents and three years for the customer lists. Expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

Shipping and Handling Costs

The Company reports shipping and handling revenues and their associated costs in revenue and cost of revenue, respectively. Shipping revenues and costs for the years ended December 31, 2015 and 2014 were nominal and included in cost of goods sold.

Revenue Recognition

In regards to product revenue, product revenue primarily consists of the sale of electronic hardware, recycled plastics products, and recycled furniture. These subsidiaries recognize revenue when the following criteria have been met:

Evidence of an arrangement exists. The Company considers a customer purchase order, service agreement, contract, or equivalent document to be evidence of an arrangement.

Delivery has occurred. The Company’s standard transfer terms are free on board (FOB) shipping point. Thus, delivery is considered to have occurred when title and risk of loss have passed to the customer at the time of shipment.

The fee is fixed or determinable. The Company considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment and payment terms are standard, which is generally 30-60 days.

Collection is deemed reasonably assured. Collection is deemed reasonably assured if it is expected that the customer will be able to pay amounts under the arrangement as payments become due. If it is determined that collection is not reasonably assured, then revenue is deferred and recognized upon cash collection.

The Company for its software revenue will recognize revenues in accordance with ASC 985-605, Software Revenue Recognition.

Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among the elements based on the relative fair value of each of the elements.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. If evidence of fair value does not exist for all elements of a license agreement and post customer support (PCS) is the only undelivered element, then all revenue for the license arrangement is recognized ratably over the term of the agreement as license revenue. If evidence of fair value of all undelivered PCS elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

Unaudited	Annex C - 9	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Cost of license revenue primarily includes product, delivery, and royalty costs. Cost of maintenance and service revenue consists primarily of labor costs for engineers performing implementation services, technical support, and training personnel as well as facilities and equipment costs.

The Company enters into arrangements that can include various combinations of software, services, and hardware. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. The Company uses a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence, and (iii) best estimate of selling price (“ESP”). For software elements, the Company follows the industry specific software guidance which only allows for the use of VSOE in establishing fair value. Generally, VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace.

ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. The process for determining ESPs requires judgment and considers multiple factors that may vary over time depending upon the unique facts and circumstances related to each deliverable.

When the arrangement with a customer includes significant production, modification, or customization of the software, we recognize the related revenue using the percentage-of-completion method in accordance with the accounting guidance and certain production-type contracts contained in ASC 605-35, Construction-Type and Production-Type Contracts.  We use the percentage of completion method provided all of the following conditions exist:

●	the contract includes provisions that clearly specify the enforceable rights regarding goods or services to be provided and received by the parties, the consideration to be exchanged and the manner and terms of settlement;

●	the customer can be expected to satisfy its obligations under the contract;

●	the Company can be expected to perform its contractual obligations; and

●	reliable estimates of progress towards completion can be made.

We measure completion based on achieving milestones detailed in the agreements with the customers. Costs of providing services, including services accounted for in accordance with ASC 605-35, are expensed as incurred.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms.

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 and they evaluate their tax positions on an annual basis. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Stock-Based Compensation

In 2011, the Company adopted the provisions of ASC 718-10 “Share Based Payments”. The adoption of this principle had no effect on the Company’s operations.

Unaudited	Annex C - 10	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense is equivalent to compensation expense for all awards granted prior to, but not yet vested, based on the grant-date fair values. Stock-based compensation expense for all awards granted is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Fair Value of Financial Instruments

Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 825, "Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, and accounts payable to related parties, approximate fair value because of the short maturity of those instruments.

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Recoverability of Long-Lived Assets

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Fair Value Measurements

In September 2006, ASC issued 820, “Fair Value Measurements”. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements.

ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Unaudited	Annex C - 11	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Recently Issued Accounting Standards

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-02 (ASU 2015-02) "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We are currently in the process of evaluating the impact of the adoption of ASU 2015-02 on our consolidated financial statements.

In November 2014, the FASB issued ASU No. 2014-17, “Business Combination.” The provisions of ASU No. 2014-17 require management to determining whether and at what threshold an acquiree (acquired entity) can reflect the acquirer’s accounting and reporting basis (pushdown accounting) in its separate financial statements. Since neither unit of this business combination is in the development stage, nor had recognizable revenues during this period the application of push down accounting would not be of significant value to the readers of these consolidated financial statements.  The Company has not elected to apply pushdown accounting in its separate financial statements upon occurrence of this event.

During August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (ASU 2014-09), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  The amendments in ASU 2014-09 will be applied using one of two retrospective methods. The effective date will be the first quarter of our fiscal year ended December 31, 2018. We have not determined the potential effects on our financial statements.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company commenced operations in 2011, and has experienced typical start-up costs and losses from operations resulting in an accumulated deficit of $36,587 since inception. The accumulated deficit as well as recurring losses of $10,502 and $14,135 for the years ended December 31, 2015 and 2014, and the working capital deficit of $2,153 as of December 31, 2015, have resulted in the uncertainty of the Company to continue as a going concern.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

The Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

Unaudited	Annex C - 12	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 2: INVENTORY

Inventory, net of reserves, consisted of the following as of December 31, 2015 and 2014:

	2015	2014

Inventory	$1,363	$1,495
Inventory Reserves	(720)	(592)
Total	$643	$903

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2015 and 2014:

	2015	2014

Furniture and fixtures	$110	$110
Computers and software costs	382	359
Plant machinery and equipment	476	443
Leasehold improvements	4	5
Total	972	917
Accumulated depreciation	(609)	(455)
Net property and equipment	$363	$462

Depreciation expense for the years ended December 31, 2015 and 2014 was $159 and $312, respectively. There was no impairment on these assets for this two year period.

NOTE 4: INTANGIBLE ASSETS

The following is a summary of intangible assets as of December 31, 2015 and 2014:

	2015	2014

Customer lists	$3,980	$3,965
Patents	1,013	1,013
Total Intangible Assets	4,993	4,978
Accumulated Amortization	(4,141)	(3.074)
Intangible Assets, net	$852	$1,904

Amortization expense for the years ended December 31, 2015 and 2014 was $1,067 and $1,397, respectively. There was no impairment on these assets for this two year period.

Unaudited	Annex C - 13	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 5: LONG-TERM DEBT – RELATED PARTIES

The following is a summary of long-term debt – related parties as of December 31, 2015 and 2014:

		2015	2014
Promissory notes – shareholders	(a)	$-	$-
Promissory note – related party	(b)	50	412
Promissory note #1 – CEO	(c)	62	227
Promissory note #2 – CEO	(d)	-	2,500
Promissory note #3 – CEO	(e)	1,217	-
Note payable – various	(f)	-	800
Note payable –SA Concepts	(g)	-	74
Note payable – Goldenhawk	(h)	-	3,674
Note payable - other	(i)	-	1,600
Total		1,329	9,287
Less: current portion		(1,329)	(6,176)
Long-term debt – related parties		$-	$3,111

(a)	Note payable to shareholders commencing July 22, 2013 issued at an interest rate of 10% maturing September 22, 2013, secured by the fixed and intangible assets of Intelleflex. The principal balance of $1,100 remained outstanding accruing interest at the rate of 10% through November 16, 2014. On November 16, 2014 these notes along with accrued interest in the amount of $908, as well as principal of $1,174 and accrued interest of $493 (see note (c)) were grouped into new debt with a related company “Goldenhawk” referred to in (h).

(b)	Unsecured note payable to former shareholder bearing interest at 5% per annum, with monthly principal and interest payments beginning in November 2014, maturing in November 2016.

(c)	Note payable to the Company’s Chief Executive Officer (CEO), Randy May. In 2013 and 2014 the note was accruing interest at the rate of 10% through November 16, 2014. On November 16, 2014, the then outstanding principal of $1,174 and the accrued interest of $493 were combined with the outstanding balances of other shareholder notes in the principal amount of $1,100 and accrued interest of $908 (see note (a)) to create a new note with a related company “Goldenhawk” referred to in (h). The new note payable from November 17, 2014 through December 31, 2014 was an unsecured note bearing interest at a rate of 6% per annum, maturing in November 2015. On November 30, 2015, after monthly payments were being made, and additional amounts funded in March 2015 and May 2015 totaling $600, the Company along with the $2,500 (d below), combined these amounts into a new one year promissory note in the amount of $3,197 due November 30, 2016.

(d)	Unsecured note payable with the Company’s CEO, bearing interest at 6% per annum. Quarterly interest payments were due commencing February 2015, with the note maturing in November 2015. Note was the result of the value of the 10,000 Class A Common Shares re-acquired on November 16, 2014 from the CEO in an effort to raise capital without further dilution to the current shareholders. See (c) above for details on the extension of this note.

(e)	Note payable with the Company’s CEO commencing November 30, 2015 at an interest rate of 6% per annum (see note c). The beginning principal balance of $3,197 was reduced by $1,980 on December 31, 2015 in exchange for equity. The remaining principal balance matures in November 2016.

(f)	Various related party unsecured notes bearing interest at 10% per annum. Notes were to mature in January 2015, however were extended through August 2015 and fully paid off by August 2015.

Unaudited	Annex C - 14	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

(g)	Note payable to SA Concepts upon sale of that Company on November 16, 2014. Original principal amount of $100. Note matured in March 2015 at which time it was paid off and there was no interest charged on this note.

(h)	As noted in (a) and (c) above, this note commenced on November 16, 2014 as the result of the combination of two separate notes and accrued interest on those respective notes. Commencing November 16, 2014, this new note bears interest at the rate of 6% per annum, unsecured, with quarterly interest payments due commencing February 2015 and the note maturing in November 2015. Interest on this note was paid for the first 6 months, then the accrued interest was added to the principal and a new note was entered into on November 18, 2015, for a period of one-year. This note was converted to equity on December 31, 2015.

(i)	Unsecured advances from related party Goldenhawk. This note was converted to equity on December 31, 2015.

Interest expense on the long-term debt – related parties for the years ended December 31, 2015 and 2014 was $466 and $1,236, respectively.

NOTE 6: NOTE PAYABLE - BANK

The Company’s former subsidiary, SA Concepts, had a note payable with a bank that was due November 2014 at 5.5% interest per annum. The note was transferred to the Company upon the sale of SA Concepts. The note was secured by the property of the Company. This note was extended to February 2016 and was paid off in October 2015. The balance of this note at December 31, 2014 was $250.

NOTE 7: LONG-TERM DEBT

The following is a summary of long-term debt as of December 31, 2015 and 2014:

		2015	2014

Note payable – Celtic Bank	(a)	$175	$198
Note payable – B&B Merritt	(b)	3,000	3,000
Total		3,175	3,198
Less: current portion		(3,175)	(3,027)
Long-term debt		$-	$171

(a)	Fifteen year note payable dated July 11, 2007 in the original principal amount of $1,250 with a bank guaranteed by the U.S. Small Business Administration with Pioneer Plastics, LLC (subsidiary of the Company), prior to the acquisition of Pioneer by the Company. Note accrued interest at the Prime Rate plus 2% (Prime rate 3.25% plus 2% for both December 31, 2015 and 2014). This note contained guarantees and first and second perfected security interests in personal property. The note was fully paid in January 2016.

(b)	Note payable bearing interest at the rate of 10% per annum, unsecured, with quarterly interest payments commencing in January 2015, with the note maturing in October 2016. Upon maturity or anytime prior, so long as the Company has not exercised its right to prepay this note, the lender can exercise its option to convert this note to equity in the Company, with 30 day advance written notice, and acquire up to 3,000 unrestricted Class A Common Shares of the Company at $1.00 per share. The principal amount along with any accrued interest thereon, if converted to equity shall be deemed fully paid. As of December 31, 2015, no conversions of this debt have occurred. There was no bifurcation of the conversion option as the conversion is deemed to be conventional in nature.

Interest expense on the long-term debt for the years ended December 31, 2015 and 2014 was $310 and $11, respectively.

Unaudited	Annex C - 15	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 8: STOCKHOLDERS’ EQUITY (DEFICIT)

On November 28, 2011, the Company was formed with three series’ of common stock authorizing a total of 50,000 shares as follows:

Series A General Common Shares – 38,000 authorized shares

Series B Common Shares – 10,000 authorized shares

Series C Common Shares – 2, 000 authorized shares

On April 29, 2013, the Certificate of Incorporation was amended to increase the authorized shares to 58,000 shares, designating a Series D Common Shares with an authorized limit of 8,000 shares.

On November 1, 2014, the Certificate of Incorporation was amended a second time to increase the authorized shares to 61,000 shares, increasing the Series C Common Shares authorized from 2,000 shares to 5,000 shares.

Series A General Common Shares (“Series A Stock”) and Treasury Stock

The Series A Stock was incorporated with 38,000 shares authorized with a par value of $0.01.

Each share of Series A Stock represents the right to one (1) vote on all issues presented to shareholders for a vote. Series A shareholders will not have any cumulative voting rights.

Holders of Series A Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

All 38,000 shares of authorized Series A Stock were issued to the founders of the Company at par ($380) for services rendered to the Company in the start-up phase. As of December 31, 2015 and 2014, the 38,000 shares are issued, and there were 34,458 and 24,600 shares outstanding at December 31, 2015 and 2014, respectively.

The 3,542 and 13,400 share difference between issued shares and outstanding shares represent treasury stock. At various times in 2013 through 2014, the Company repurchased shares in various transactions, and re-issued some of these shares in other acquisitions of companies as well as for services rendered. The treasury stock is calculated at cost, and the value of the treasury stock at December 31, 2015 and 2014 are $928 and $3,514, respectively.

Series B Common Shares (“Series B Stock”)

The Series B Stock was incorporated with 10,000 shares authorized with a par value of $0.01.

Every fifty (50) shares of Series B Stock represent the right to one (1) vote on all issues presented to shareholders for a vote. Series B shareholders will not have any cumulative voting rights.

Holders of Series B Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

The Company issued 8,862 shares of Series B Stock in 2012 for $8,342. Of this amount the Company had a subscription receivable in the amount of $885 that was received in 2013. Additionally, in 2013, the Company issued 1,000 shares of Series B Stock for services valued at $800.

As of December 31, 2015 and 2014, the Company had 9,862 shares issued and outstanding.

Unaudited	Annex C - 16	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Series C Common Shares (“Series C Stock”)

The Series C Stock was incorporated with 2,000 shares authorized with a par value of $0.01. On November 1, 2014, the Certificate of Incorporation was amended a second time to increase the authorized shares of the Series C Stock from 2,000 shares to 5,000 shares.

The Series C stockholders will have no voting rights.

Holders of Series C Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

In 2013, the Company issued 2,000 shares of Series C Stock for services rendered valued at $2,500; in 2014, the Company issued 1,350 shares of Series C Stock for services rendered valued at $1,688; and in 2015, the Company issued 125 shares of Series C Stock for services rendered valued at $175.

As of December 31, 2015 and 2014, the Company had 3,475 and 3,350 shares issued and outstanding.

As noted below, the Company also granted 693 thousand Series C Stock Options in 2014. These stock options vest over a three-year period. Stock based compensation recorded in 2014 for these options was $192 and was recorded as additional paid in capital.

Series D Common Shares (“Series D Stock”)

On April 29, 2013, the Certificate of Incorporation was amended to designate a new class of shares, Series D Stock with authorized shares of 8,000 shares.

The Series D Stock has a par value of $0.01.

Every fifty (50) shares of Series D Stock represent the right to one (1) vote on all issues presented to shareholders for a vote. Series B shareholders will not have any cumulative voting rights.

Holders of Series D Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

The Company issued 1,779 shares of Series D Stock in 2013 for $1,876. Additionally, in 2014, the Company issued 4,667 shares for $5,373 of which $31 was reflected as a subscription receivable and was collected in February 2015, and an additional 1,000 shares of Series D Stock for services valued at $1,250.

As of December 31, 2015 and 2014, the Company had 7,446 shares issued and outstanding.

Series C Stock Options (“Series C Stock Options”)

On February 16, 2013, the Board of Directors approved the EcoArk Inc. 2013 Stock Option Plan (the “Plan”).

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The Plan is expected to contribute to the attainment of these objectives by offering employees, directors and consultants the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company.

Unaudited	Annex C - 17	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Awards under the Plan may only be granted in the form of nonstatutory stock options (“Options”) to purchase the Company's Series C Stock. The Company does not plan to register the Series C Stock under applicable securities laws and certificates evidencing shares of Series C Stock issued upon exercise may contain a legend restricting transfer thereof.

The maximum number of shares to be issued under the Plan is 5,000.

In May 2014, the Company granted 693 thousand Series C Stock Options to various employees and consultants of the Company. The Series C Stock Options have a term of 10 years, and the Series C Stock Options vest over a three-year period as follows: 25% immediately; 25% on the first anniversary date; 25% on the second anniversary date; and 25% on the third anniversary date. During 2015 the Company issued 625 thousand additional Series C Stock Options.

Management valued the Series C Stock Options utilizing the Black-Scholes Method, with the following criteria: stock price - $1.25; exercise price - $1.25; expected term – 10 years; discount rate – 0.25%; and volatility – 100%.

The Company records stock based compensation in accordance with ASC 718, and has recorded stock based compensation of $366 and $192 for the years ended December 31, 2015 and 2014, respectively.

NOTE 9: ACQUISITIONS

SA Concepts

On June 11, 2013, the Company, entered into a Stock Purchase Agreement (the “SPA”) with Sustainable Aerodynamic (“SA”) Concepts pursuant to which the Company issued from its shares held in Class A Stock 1,500 shares to three individuals valued at $426 to acquire 100% of SA Concepts. The Company sold this entity in November 2014. The acquisition was accounted for as a purchase of a business under ASC 805.

Intelleflex Corporation

On September 19, 2013, the Company acquired Intelleflex Corporation. The acquisition was accounted for as a purchase of a business under ASC 805.

The allocation of the purchase price was as follows

Cash	$782
Inventory	988
Prepaid expenses and other assets	210
Fixed assets	510
Intangible assets	1,013
Accounts payable and other liabilities	(1,010)
Total	$2,492

Cash	$1,300
Retirement of debt	1,192
Total consideration	$2,492

The intangible assets represent acquired patents that were independently valued. The remaining useful life of these patents was 13.5 years as of the date purchased.

Unaudited	Annex C - 18	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 10: COMMITMENTS

Operating Leases

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. These leases expire at various dates through 2019. Rent expense was approximately $412 and $415 for the years ended December 31, 2015 and 2014. The following is a schedule of future minimum lease payments required under the operating leases:

Years ending December 31: 2016 - $284, 2017 - $96, and 2018 - $68.

NOTE 11: DISCONTINUED OPERATIONS

SA Concepts

In November 2014, the Company sold its subsidiary, SA Concepts. In the sale, the Company sold the net assets back to an original shareholder of SA Concepts for his return of 2,000 Class A shares of stock. The value of the treasury stock in this transaction of $616 was equal to the value of the net assets of SA Concepts sold. Therefore, there was no gain or loss attributable to the disposal of this subsidiary. The operations of SA Concepts for the year ended December 31, 2014 are reflected as loss from discontinued operations in the consolidated statements of operations in accordance with ASC 205-50.

The following table sets forth for the year ended December 31, 2014 selected financial data of the Company’s discontinued operations of its SA Concepts subsidiary.

Revenues	$379
Cost of sales	818
Gross (loss)	(439)
Operating and other non-operating expenses	1,010
Loss from discontinued operations	(1,449)
Gain from sale of SA Concepts	-
Loss from discontinued operations	$(1,449)

Unaudited	Annex C - 19	Prepared by Ecoark

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 12: PROVISION FOR INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2015 and 2014 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

	As of December 31, 2015	As of December 31, 2014
Deferred tax assets:
Net operating loss before non-deductible items	$(36,028)	$(25,892)
Tax rate	34%	34%
Total deferred tax assets	12,250	8,803
Less: Valuation allowance	(12,250)	(8,803)
Net deferred tax assets	$-	$-

As of December 31, 2015, the Company has a net operating loss carry forward of $36,028 expiring through 2035. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code. The valuation allowance was increased by $3,447 in 2015.

nOTE 13: CONCENTRATIONS

During the years ended December 31, 2015 and 2014, the Company had one major customer comprising 62% and 72% of sales. A major customer is defined as a customer that represents 10% or greater of total sales. Additionally, the Company had two customers as of December 31, 2015 and 2014 with accounts receivable balances of 48% and 54% of the total accounts receivable. The Company does not believe that the risk associated with these customers will have an adverse effect on the business.

The Company maintained cash balances in excess of the FDIC insured limit in both years. The Company does not consider this risk to be material.

nOTE 14: SUBSEQUENT EVENTS

On January 29, 2016, the Company entered into a Merger Agreement with Magnolia Solar Corporation (“Magnolia”) providing, among other things, for the acquisition of the Company by Magnolia in a share for share exchange pursuant to which it is contemplated that at the closing Company shareholders will own approximately 95% of the outstanding shares of Magnolia. Magnolia filed a 14A and is awaiting approval from the SEC on certain proposals to amend the Articles of Incorporation to increase the authorized shares of common stock to 100,000 shares, to effect the creation of 5,000 shares of "blank check" preferred stock, to approve a reverse stock split of the common stock 1 for 250, and to change the name of the corporation to Ecoark Holdings Inc. Upon approval by the SEC, it is anticipated that the merger will be completed in March 2016.

In January 2016, the Company collected $55 in subscriptions receivable and received an additional $200 in equity investments.

Unaudited	Annex C - 20	Prepared by Ecoark

  Annex D

EcoArk, Inc. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 AND 2013

Annex D - 1

EcoArk, Inc. AND SUBSIDIARIES

December 31, 2014 AND 2013

Annex D - 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

EcoArk, Inc. and Subsidiaries

Rogers, Arkansas

We have audited the accompanying consolidated balance sheets of EcoArk, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EcoArk, Inc. and Subsidiaries as of December 31, 2014 and 2013, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and needs to obtain additional financing to continue the development of their products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

December 22, 2015

Annex D - 3

ECOARK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,220,094	$352,499
Accounts receivable, net of allowance	883,587	212,317
Inventory, net of reserves	902,766	995,301
Prepaid expenses	150,567	164,040
Related party receivable	100,000	-
Other current assets	25,551	63,389
Assets of discontinued operations	-	344,013

Total current assets	4,282,565	2,131,559

Property and equipment, net	462,691	577,422

Intangible assets, net	1,903,905	3,300,585

TOTAL ASSETS	$6,649,161	$6,009,566

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term debt	$3,027,424	$26,038
Current portion of long-term debt - related parties	6,175,857	1,300,000
Note payable - bank	250,000	250,000
Accounts payable	967,646	844,076
Accrued expenses	208,750	105,334
Accrued interest	147,658	572,013
Deferred revenue	142,112	-
Liabilities of discontinued operations	-	51,573

Total current liabilities	10,919,447	3,149,034

NON-CURRENT LIABILITIES
Long-term debt, net of current portion	170,932	198,356
Long-term debt - related parties, net of current portion	3,110,637	1,702,618

Total non-current liabilities	3,281,569	1,900,974

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	14,201,016	5,050,008

STOCKHOLDERS' EQUITY (DEFICIT)
Series A General Common Shares - $0.01 par value; 38,000,000 shares authorized, 38,000,000 and 38,000,000 shares issued and 24,600,000 and 34,500,000 shares outstanding at December 31, 2014 and 2013, respectively	380,000	380,000
Series B Common Shares - $0.01 par value; 10,000,000 shares authorized, and 9,862,400 shares issued, and outstanding as of December 31, 2014 and 2013, respectively	98,624	98,624
Series C Common Shares - $0.01 par value; 5,000,000 and 2,000,000 shares authorized, 3,350,000 and 2,000,000 shares issued and outstanding as of December 31, 2014 and 2013, respectively	33,500	20,000
Series D Common Shares - $0.01 par value; 8,000,000 shares authorized, 7,446,561 and 1,779,200 shares issued and outstanding as of December 31, 2014 and 2013, respectively	74,466	17,792
Additional paid-in-capital	21,614,911	13,381,067
Subscription receivable	(31,250)	-
Accumulated deficit	(26,084,616)	(11,949,414)
Treasury stock, at cost, 13,400,000 and 3,500,000 Series A General Common Shares, at December 31, 2014 and 2013, respectively	(3,513,663)	(993,467)
Total stockholders' equity (deficit) before non-controlling interest	(7,428,028)	954,602

Non-controlling interest	(123,827)	4,956

Total stockholders' equity (deficit)	(7,551,855)	959,558

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,649,161	$6,009,566

* Does not include Note payable - bank as this was transferred to parent at sale

$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Annex D - 4

ECOARK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

NET SALES	$5,932,093	$1,370,689

COST OF SALES (including research and development)	6,077,157	1,519,502

GROSS (LOSS)	(145,064)	(148,813)

OPERATING EXPENSES:
Salaries and salary related costs, including stock based compensation	2,836,305	1,259,833
Professional fees and consulting expenses	5,310,795	5,401,428
Other general and administrative	1,630,577	803,476
Depreciation, amortization and impairment	1,708,568	1,486,532

Total operating expenses	11,486,245	8,951,269

Loss from operations	(11,631,309)	(9,100,082)

OTHER INCOME (EXPENSES):
Interest expense, net of interest income	(1,270,228)	(574,925)
Other income	86,954	95,992

Total other income (expenses)	(1,183,274)	(478,933)

Loss from continuing operations before provision for income taxes	(12,814,583)	(9,579,015)

PROVISION FOR INCOME TAXES	(800)	-

LOSS FROM CONTINUING OPERATIONS	(12,815,383)	(9,579,015)

DISCONTINUED OPERATIONS

Gain (loss) from discontinued operations	(1,448,602)	(661,011)
Gain (loss) on disposal of operations	-	-

GAIN (LOSS) FROM DISCONTINUED OPERATIONS	(1,448,602)	(661,011)

NET LOSS	(14,263,985)	(10,240,026)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(128,783)	4,956

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(14,135,202)	$(10,244,982)

NET LOSS PER SHARE
Basic	$(0.26)	$(0.21)
Diluted	$(0.26)	$(0.21)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	55,150,281	49,252,000
Diluted	55,843,281	49,252,000

The accompanying notes are an integral part of these consolidated financial statements.

Annex D - 5

ECOARK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Series A General Common		Series B Common		Series C Common		Series D Common		Additional Paid-In-	Subscription	Accumulated	Treasury	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Stock	Interest	Total

Balance at January 1, 2013	38,000,000	$380,000	8,862,400	$88,624	-	$-	-	$-	$8,253,060	$(885,000)	$(1,704,432)	$-	$-	$6,132,252

Shares issued for cash, net of expenses	-	-	-	-	-	-	1,779,200	17,792	1,858,007	-	-	-	-	1,875,799

Shares issued for services rendered	-	-	1,000,000	10,000	2,000,000	20,000	-	-	3,270,000	-	-	-	-	3,300,000

Collection of subscription receivable	-	-	-	-	-	-	-	-	-	885,000	-	-	-	885,000

Repurchase of treasury shares	-	-	-	-	-	-	-	-	-	-	-	(2,384,320)	-	(2,384,320)

Re-issuance of treasury shares for company acquisition	-	-	-	-	-	-	-	-	-	-	-	425,771	-	425,771

Re-issuance of treasury shares for services rendered	-	-	-	-	-	-	-	-	-	-	-	965,082	-	965,082

Net loss for the year	-	-	-	-	-	-	-	-	-	-	(10,244,982)	-	4,956	(10,240,026)

Balance at December 31, 2013	38,000,000	380,000	9,862,400	98,624	2,000,000	20,000	1,779,200	17,792	13,381,067	-	(11,949,414)	(993,467)	4,956	959,558

Shares issued for cash, net of expenses	-	-	-	-	-	-	4,667,361	46,674	5,127,630	(31,250)	-	-	-	5,143,054

Shares issued for services rendered	-	-	-	-	1,350,000	13,500	1,000,000	10,000	2,914,000	-	-	-	-	2,937,500

Repurchase of treasury shares	-	-	-	-	-	-	-	-	-	-	-	(3,116,276)	-	(3,116,276)

Re-issuance of treasury shares for company formation	-	-	-	-	-	-	-	-	-	-	-	28,385	-	28,385

Re-issuance of treasury shares for services rendered	-	-	-	-	-	-	-	-	-	-	-	567,695	-	567,695

Stock based compensation - options	-	-	-	-	-	-	-	-	192,214	-	-	-	-	192,214

Net loss for the year	-	-	-	-	-	-	-	-	-	-	(14,135,202)	-	(128,783)	(14,263,985)

Balance at December 31, 2014	38,000,000	$380,000	9,862,400	$98,624	3,350,000	$33,500	7,446,561	$74,466	$21,614,911	$(31,250)	$(26,084,616)	$(3,513,663)	$(123,827)	$(7,551,855)

The accompanying notes are an integral part of this consolidated financial statement.

Annex D - 6

ECOARK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Cash flows from operating activities:
Net loss	$(14,135,202)	$(10,244,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	1,708,568	1,873,967
Stock based compensation	192,214	-
Loss on sale of assets	-	491
Shares of common stock issued for services rendered	2,937,500	3,300,000
Shares of treasury stock re-issued for services rendered	596,080	965,082
Change in non-controlling interest on cash	(128,783)	4,956
Changes in assets and liabilities:
Accounts receivable	(671,270)	15,784
Inventory	92,535	704,721
Prepaid expenses	13,473	45,510
Other current assets	37,838	(25,052)
Accounts payable	123,571	(328,974)
Accrued expenses	103,416	81,753
Accrued interest	976,107	570,006
Deferred revenue	142,112	-

Net cash used in operating activities	(8,011,841)	(3,036,738)

Cash flows from investing activities:
Purchases of property and equipment	(197,158)	(650,925)
Proceeds from sale of property and equipment	-	1,090,126
Advances on notes receivable - related party	(100,000)	-
Acquisition of subsidiary, net of cash received in acquisition	-	(518,128)

Net cash used in investing activities	(297,158)	(78,927)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of fees	5,143,054	2,760,799
Repurchase of treasury shares for cash	-	(50,000)
Proceeds from the issuances of long-term debt	3,000,000	-
Repayments of long-term debt	(26,038)	(24,501)
Proceeds from the issuances of long-term debt - related parties	5,258,370	3,175,210
Repayments of long-term debt - related parties	(3,198,792)	(3,836,616)

Net cash provided by financing activities	10,176,594	2,024,892

NET INCREASE (DECREASE) IN CASH	1,867,595	(1,090,773)

Cash and cash equivalents - beginning of the year	352,499	1,443,272

Cash and cash equivalents - end of the year	$2,220,094	$352,499

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$22,640	$8,879
Cash paid for income taxes	$800	$800

SUMMARY OF NONCASH ACTIVITIES:
Treasury stock re-purchased for long-term debt related parties	$2,500,000	$-
Treasury stock re-purchased for sale of net assets - SA Concepts	$616,276	$-
Accrued interest converted into long-term debt - related parties	$1,400,462	$-
Net assets acquired in SA Concepts acquisition	$-	$425,771

The accompanying notes are an integral part of this consolidated financial statement.

Annex D - 7

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Organization

EcoArk, Inc. and Subsidiaries is an innovative and growth-oriented company founded in 2011 that develops and deploys intelligent technologies and consumer products in order to meet the demand for sustainable, integrated solutions to contemporary business needs. EcoArk, Inc. is a holding company that conducts business through its subsidiaries (see detail below).

Eco3D, LLC – Eco3D is located in Phoenix, Arizona and provides customers with the latest 3D technologies. Eco3D was formed by the Company in November 2013 and the Company owns 65% of the LLC. The remaining 35% is reflected as non-controlling interests.

Eco360, LLC – Eco360 is located in Bentonville, Arkansas and provides companies with mobile data capture App technology and systems. Eco360 was formed in November 2014 by the Company.

SA Concepts, Inc. – SA Concepts was located in Springdale, Arkansas and was organized for social and environmental purposes. SA Concepts was purchased in April 2013 and subsequently sold in November 2014. The results of operations of this entity are reflected as discontinued operations.

Pioneer Products, LLC – Pioneer is located in Bentonville, Arkansas and is involved in the selling of recycled plastic products and is the sales and sourcing arm of the Company and its subsidiaries. Pioneer was purchased by the Company in 2012.

Intelleflex Corporation – Intelleflex is located in San Jose, California and provides a perishable food quality management solution to food retailers and suppliers. Intelleflex was purchased by the Company in September 2013.

Principles of Consolidation

The consolidated financial statements include the accounts of EcoArk, Inc. and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company is a holding company and holds one hundred percent of Eco360, Pioneer, and Intelleflex. EcoArk owns 65% of Eco3D and the remaining 35% interest is owned by the executives of Eco3D.

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

Noncontrolling Interests

In accordance with ASC 810-10-45, Noncontrolling Interests in Consolidated Financial Statements, the Company classifies controlling interests as a component of equity within the consolidated balance sheets. For the years ended December 31, 2014 and 2013, net income or loss attributable to noncontrolling interests of ($128,783) and $4,956, respectively, is included in the Company’s net loss.

Annex D - 8

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). It is management's opinion, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, obsolete or slow-moving inventory, and determination of the fair value of stock awards issued. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2014 and 2013, the Company had no cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Inventory cost is determined by specific identification on a first in first out basis, and provisions are made to reduce slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from five to twenty eight years.

Financial Accounting Standards Board (FASB) Codification Topic 360 “Property, Plant and Equipment” (ASC 360), requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The application of ASC 360 has not materially affected the Company’s reported earnings, financial condition or cash flows.

There were no impairment charges for the years ended December 31, 2014 and 2013, respectively.

Advertising Expense

The Company expenses advertising costs, as incurred. Advertising expenses for the years ended December 31, 2014 and 2013 are included in other general and administrative costs.

Annex D - 9

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Software Costs

The Company accounts for software development costs in accordance with ASC 985.730, Software Research and Development, and ASC 985-20, Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established. ASC 985-20 specifies that “technological feasibility” can only be established by the completion of a “detailed program design” or if no such design is prepared, upon the completion of a “working model” of the software. The Company’s development process does not include a detailed program design. Management believes that such a design could be produced in the early stages of development but would entail significant wasted expense and delay. Consequently, ASC 985-20 requires the development costs to be recorded as an expense until the completion of a “working model”. In the Company’s case, the completion of a working model does not occur until shortly before the time when the software is ready for sale.

Research and Development Costs

Research and development costs incurred after completion of development of a product are expensed as incurred. Research and development costs are included in cost of sales for the years ended December 31, 2014 and 2013.

Subsequent Events

Subsequent events are evaluated through the date the consolidated financial statements were issued.

Intangible Assets

Intangible assets with definite useful lives are stated at cost less accumulated amortization. Intangible assets capitalized as of December 31, 2014 and 2013 represent the valuation of the Company-owned patents and customer lists. These intangible assets are being amortized on a straight-line basis over their estimated average useful lives of thirteen and a half years for the patents and three years for the customer lists. Expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

Shipping and Handling Costs

The Company reports shipping and handling revenues and their associated costs in revenue and cost of revenue, respectively. Shipping revenues and costs for the years ended December 31, 2014 and 2013 were nominal and included in cost of goods sold.

Annex D - 10

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Revenue Recognition

In regards to product revenue, product revenue primarily consists of the sale of electronic hardware, recycled plastics products, and recycled furniture. These subsidiaries recognize revenue when the following criteria have been met:

Evidence of an arrangement exists. The Company considers a customer purchase order, service agreement, contract, or equivalent document to be evidence of an arrangement.

Delivery has occurred. The Company’s standard transfer terms are free on board (FOB) shipping point. Thus, delivery is considered to have occurred when title and risk of loss have passed to the customer at the time of shipment.

The fee is fixed or determinable. The Company considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment and payment terms are standard, which is generally 30-60 days.

Collection is deemed reasonably assured. Collection is deemed reasonably assured if it is expected that the customer will be able to pay amounts under the arrangement as payments become due. If it is determined that collection is not reasonably assured, then revenue is deferred and recognized upon cash collection.

The Company for its software revenue will recognize revenues in accordance with ASC 985-605, Software Revenue Recognition.

Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among the elements based on the relative fair value of each of the elements.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. If evidence of fair value does not exist for all elements of a license agreement and post customer support (PCS) is the only undelivered element, then all revenue for the license arrangement is recognized ratably over the term of the agreement as license revenue. If evidence of fair value of all undelivered PCS elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

Cost of license revenue primarily includes product, delivery, and royalty costs. Cost of maintenance and service revenue consists primarily of labor costs for engineers performing implementation services, technical support, and training personnel as well as facilities and equipment costs.

The Company enters into arrangements that can include various combinations of software, services, and hardware. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. The Company uses a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence, and (iii) best estimate of selling price (“ESP”). For software elements, the Company follows the industry specific software guidance which only allows for the use of VSOE in establishing fair value. Generally, VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace.

Annex D - 11

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. The process for determining ESPs requires judgment and considers multiple factors that may vary over time depending upon the unique facts and circumstances related to each deliverable.

When the arrangement with a customer includes significant production, modification, or customization of the software, we recognize the related revenue using the percentage-of-completion method in accordance with the accounting guidance and certain production-type contracts contained in ASC 605-35, Construction-Type and Production-Type Contracts.  We use the percentage of completion method provided all of the following conditions exist:

●	the contract includes provisions that clearly specify the enforceable rights regarding goods or services to be provided and received by the parties, the consideration to be exchanged and the manner and terms of settlement;
●	the customer can be expected to satisfy its obligations under the contract;
●	the Company can be expected to perform its contractual obligations; and
●	reliable estimates of progress towards completion can be made.

We measure completion based on achieving milestones detailed in the agreements with the customers. Costs of providing services, including services accounted for in accordance with ASC 605-35, are expensed as incurred.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms.

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 and they evaluate their tax positions on an annual basis. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Stock-Based Compensation

In 2011, the Company adopted the provisions of ASC 718-10 “Share Based Payments”. The adoption of this principle had no effect on the Company’s operations.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense is equivalent to compensation expense for all awards granted prior to, but not yet vested, based on the grant-date fair values. Stock-based compensation expense for all awards granted is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

Annex D - 12

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Fair Value of Financial Instruments

Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 825, "Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, and accounts payable to related parties, approximate fair value because of the short maturity of those instruments.

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Recoverability of Long-Lived Assets

The Company reviews their recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. As of December 31, 2014 and 2013, and for the years ended December 31, 2014 and 2013, the Company operates in three segments. The segments are as follows: product (1), software (2) and consulting/modeling (3). Home office costs in the parent are allocated based on revenue for these periods, however the Company is exploring more appropriate means for allocation for these costs.

Annex D - 13

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance as determined by the Company’s chief financial officer (“CFO”).

The CFO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance. The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.

December 31, 2014	1	2	3	Total
Segmented Operating Revenues	$4,292,435	$133,688	$1,505,970	$5,932,093
Total Cost of Revenues	5,079,333	196,536	801,288	6,077,157
Gross Profit (Loss)	(786,898)	(62,848)	704,682	(145,064)
Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	2,885,767	4,610,219	2,281,691	9,777,677
Depreciation and Amortization Other (Income) Loss (including Discontinued Operations)	3,293,314	337,011	710,919	4,341,244
Net Income (Loss) Applicable to Common Shares	(6,965,979)	(5,010,078)	(2,287,928)	(14,263,985)
Non-controlling interest	-	-	128,783	128,783
Net Income (Loss) – Controlling Interest	($6,965,979)	($5,010,078)	($2,159,145)	($14,135,202)
Segmented Assets
Property and equipment	$38,854	$295,154	$128,683	$462,691
Intangible assets	$713,701	$942,392	$247,812	$1,903,905

Annex D - 14

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

December 31, 2013	1	2	3	Total
Segmented Operating Revenues	$865,297	$137,810	$367,582	$1,370,689
Total Cost of Revenues	1,023,029	137,118	359,355	1,519,502
Gross Profit (Loss)	(157,732)	692	8,227	(148,813)
Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	3,787,827	1,996,819	1,680,091	7,464,737
Depreciation and Amortization Other (Income) Loss (including Discontinued Operations)	1,896,712	198,763	531,001	2,626,476
Net Income (Loss) Applicable to Common Shares	(5,842,271)	(2,194,890)	(2,202,865)	(10,240,026)
Non-controlling interest	-	-	(4,956)	(4,956)
Net Income (Loss) – Controlling Interest	($5,842,271)	($2,194,890)	($2,207,821)	($10,244,982)
Segmented Assets
Property and equipment	$78,630	$453,292	$45,500	$577,422
Intangible assets	$1,457,138	$1,218,960	$624,487	$3,300,585

Fair Value Measurements

In September 2006, ASC issued 820, “Fair Value Measurements”. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the consolidated financial statements.

ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Annex D - 15

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Recent Issued Accounting Standards

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-02 (ASU 2015-02) "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We are currently in the process of evaluating the impact of the adoption of ASU 2015-02 on our consolidated financial statements.

In November 2014, the FASB issued ASU No. 2014-17, “Business Combination.” The provisions of ASU No. 2014-17 require management to determining whether and at what threshold an acquiree (acquired entity) can reflect the acquirer’s accounting and reporting basis (pushdown accounting) in its separate financial statements. Since neither unit of this business combination is in the development stage, nor had recognizable revenues during this period the application of push down accounting would not be of significant value to the readers of these consolidated financial statements.  The Company has not elected to apply pushdown accounting in its separate financial statements upon occurrence of this event.

During August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (ASU 2014-09), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  The amendments in ASU 2014-09 will be applied using one of two retrospective methods. The effective date will be the first quarter of our fiscal year ended December 31, 2018. We have not determined the potential effects on our financial statements.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company commenced operations in 2011, and has experienced typical start-up costs and losses from operations resulting in an accumulated deficit of $26,084,616 since inception. The accumulated deficit as well as recurring losses of $14,135,202 and $10,244,982 for the years ended December 31, 2014 and 2013, and the working capital deficit of $6,636,882 as of December 31, 2014, have resulted in the uncertainty of the Company to continue as a going concern.

Annex D - 16

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

The Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

NOTE 2: INVENTORY

Inventory, net of reserves, consisted of the following as of December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Inventory	$1,494,843	$1,587,378
Inventory Reserves	(592,077)	(592,077)
Total	$902,766	$995,301

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Furniture and fixtures	$110,191	$71,305
Computers and software costs	359,197	227,875
Plant machinery and equipment	442,564	415,614
Leasehold improvements	5,543	5,543
Total	917,495	720,337
Accumulated depreciation	(454,804)	(142,915)
Net property and equipment	$462,691	$577,422

Depreciation expense for the years ended December 31, 2014 and 2013 was $311,889 and $139,862, respectively. There was no impairment on these assets for this two year period.

Annex D - 17

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 4: INTANGIBLE ASSETS

The following is a summary of intangible assets as of December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Customer lists	$3,965,000	$3,965,000
Patents	1,012,672	1,012,672
Total Intangible Assets	4,977,672	4,977,672
Accumulated Amortization	3,073,767	1,677,087
Intangible Assets, net	$1,903,905	$3,300,585

Amortization expense for the years ended December 31, 2014 and 2013 was $1,396,680 and $1,346,671, respectively. There was no impairment on these assets for this two year period.

NOTE 5: LONG-TERM DEBT – RELATED PARTIES

The following is a summary of long-term debt – related parties as of December 31, 2014 and 2013:

		December 31, 2014	December 31, 2013
Promissory notes – shareholders	(a)	$-	$1,100,000
Promissory note – Hagood	(b)	411,696	200,000
Promissory note – May #1	(c)	226,684	1,702,618
Promissory note – May #2	(d)	2,500,000	-
Note payable – various	(e)	800,000	-
Note payable –SA Concepts	(f)	74,000	-
Note payable – Goldenhawk	(g)	3,674,114	-
Note payable - other	(h)	1,600,000	-
Total		9,286,494	3,002,618
Less: current portion		(6,175,857)	(1,300,000)
Long-term debt – related parties		$3,110,637	$1,702,618

Annex D - 18

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Long-term debt – related parties maturities for each of the next two years are as follows:

Year ending December 31, 2015	$6,175,857
Year ending December 31, 2016	3,110,637
$9,286,494

(a)	Note payable to shareholders commencing July 22, 2013 at an interest rate of 10% for 60 days maturing September 22, 2013, secured by the fixed and intangible assets of Intelleflex. The principal balance of $1,100,000 remained outstanding accruing interest at the rate of 10% for every 60 day period through November 16, 2014. On November 16, 2014 these notes along with accrued interest in the amount of $907,500, as well as $1,173,652 and accrued interest of $492,962 (see note (c)) were grouped into a new debt with a related company “Goldenhawk” referred to in (g).

(b)	Unsecured note payable to former owner bearing interest at 5% per annum, with monthly principal and interest payments beginning in November 2014, maturing in November 2016.

(c)	Note payable to a related party that in 2013 and 2014 was accruing interest at the rate of 10% for every 60 day period through November 16, 2014. On November 16, 2014, the then outstanding principal of $1,173,652 and the accrued interest of $492,962 were combined with the outstanding balances of other shareholder notes in the principal amount of $1,100,000 and accrued interest of $907,500 (see note (a)) to create a new note with a related company “Goldenhawk” referred to in (g). The new note payable from November 17, 2014 through December 31, 2014 is an unsecured note bearing interest at an annual rate of 6% per annum and is unsecured, maturing in November 2015. On November 30, 2015, after monthly payments were being made, and additional amounts funded in March 2015 and May 2015 totaling $600,000, the Company along with the $2,500,000 (d below), combined these amounts into a new one year promissory note in the amount of $3,197,437 due November 30, 2016.

(d)	Unsecured note payable with former shareholder of SA Concepts, bearing interest at 6% per annum. Quarterly interest payments are due commencing February 2015, with the note maturing in November 2015. Note is the result of the value of the 10,000,000 Class A Common Shares re-acquired on November 16, 2014 from the CEO in an effort to raise capital without further dilution to the current shareholders. See (c) above for details on the extension of this note.

(e)	Various related party unsecured notes bearing interest at 10% per annum. Notes were to mature in January 2015, however were extended through August 2015 and fully paid off by August 2015.

(f)	Note payable to SA Concepts upon sale of that Company on November 16, 2014. Original principal amount of $100,000. Note matured in March 2015 at which time it was paid off and there is no interest charged on this note.

(g)	As noted in (a) and (c) above, this note commenced on November 16, 2014 as the result of the combination of two separate notes and accrued interest on those respective notes. Commencing November 16, 2014, this new note bears interest at the rate of 6% per annum, unsecured, with quarterly interest payments due commencing February 2015 and the note maturing in November 2015. Interest on this note was paid for the first 6 months, then the accrued interest was added to the principal and a new note was entered into on November 18, 2015, for a period of one-year, now due November 18, 2016 in the amount of $3,784,337.

(h)	Unsecured advances from a related party (Goldenhawk #2). There is no maturity on these advances and they are due on demand.

Interest expense on the long-term debt – related parties for the years ended December 31, 2014 and 2013 were $1,235,630 and $574,365, respectively.

Annex D - 19

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 6: NOTE PAYABLE - BANK

The Company’s former subsidiary, SA Concepts, had a note payable with a bank that was due November 2014 at 5.5% interest per annum. This note was extended to February 2016 and was paid off in October 2015. The note was transferred to the Company upon sale of SA Concepts. The note was secured by the property of the Company. The balance of this note at December 31, 2014 and 2013 was $250,000.

NOTE 7: LONG-TERM DEBT

The following is a summary of long-term debt as of December 31, 2014 and 2013:

		December 31, 2014	December 31, 2013
Note payable – Celtic Bank	(a)	$198,356	$224,394
Note payable – B&B Merritt	(b)	3,000,000	-
Total		3,198,356	224,394
Less: current portion		(3,027,424)	(26,038)
Long-term debt		$170,932	$198,356

Long-term debt maturities for each of the next five years are as follows:

Year ending December 31, 2015	$3,027,424
Year ending December 31, 2016	28,899
Year ending December 31, 2017	30,454
Year ending December 31, 2018	32,091
Year ending December 31, 2019	33,817
Thereafter	45,671
$3,198,356

(a)	Fifteen year note payable dated July 11, 2007 in the original principal amount of $1,250,000 with a bank guaranteed by the U.S. Small Business Administration with Pioneer Plastics, LLC (subsidiary of the Company), prior to the acquisition of Pioneer by the Company. Note accrues interest at the Prime Rate plus 2% (Prime rate 3.25% plus 2% for both December 31, 2014 and 2013). This note contains guarantees and first and second perfected security interests in personal property.

(b)	Note payable bearing interest at the rate of 10% per annum, unsecured, with quarterly interest payments commencing in January 2015, with the note maturing in October 2016. Upon maturity or anytime prior, so long as the Company has not exercised its right to prepay this note, the lender can exercise its option to convert this note to equity in the Company, with 30 day advance written notice, and acquire up to 3,000,000 unrestricted Class A Common Shares of the Company at $1.00 per share. The principal amount along with any accrued interest thereon, if converted to equity shall be deemed fully paid. As of December 31, 2014, no conversions of this debt have occurred. There was no bifurcation of the conversion option as the conversion is deemed to be conventional in nature.

Annex D - 20

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Interest expense on the long-term debt for the years ended December 31, 2014 and 2013 were $11,146 and $11,781, respectively.

NOTE 8: STOCKHOLDERS’ EQUITY (DEFICIT)

On November 28, 2011, the Company was formed with three series’ of common stock authorizing a total of 50,000,000 shares as follows:

Series A General Common Shares – 38,000,000 authorized shares

Series B Common Shares – 10,000,000 authorized shares

Series C Common Shares – 2, 000,000 authorized shares

On April 29, 2013, the Certificate of Incorporation was amended to increase the authorized shares to 58,000,000 shares, designating a Series D Common Shares with an authorized limit of 8,000,000 shares.

On November 1, 2014, the Certificate of Incorporation was amended a second time to increase the authorized shares to 61,000,000 shares, increasing the Series C Common Shares authorized from 2,000,000 shares to 5,000,000 shares.

Series A General Common Shares (“Series A Stock”) and Treasury Stock

The Series A Stock was incorporated with 38,000,000 shares authorized with a par value of $0.01.

Each share of Series A Stock represents the right to one (1) vote on all issues presented to shareholders for a vote. Series A shareholders will not have any cumulative voting rights.

Holders of Series A Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Corporation legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Corporation, after the payment in full of its debts and other liabilities, the remaining Corporation assets are to be distributed pro rata among the holders of the common stock.

All 38,000,000 shares of authorized Series A Stock were issued to the founders of the Company at par ($380,000) for services rendered to the Company in the start-up phase. As of December 31, 2014 and 2013, the 38,000,000 shares are issued, and there are 24,600,000 and 34,500,000 shares outstanding at December 31, 2014 and 2013, respectively.

The 13,400,000 and 3,500,000 share difference between issued shares and outstanding shares represent treasury stock. At various times in 2013 through 2014, the Company repurchased shares in various transactions, and re-issued some of these shares in other acquisitions of companies as well as for services rendered. The treasury stock is calculated at cost, and the value of the treasury stock at December 31, 2014 and 2013 are $3,513,663 and $993,467, respectively.

Series B Common Shares (“Series B Stock”)

The Series B Stock was incorporated with 10,000,000 shares authorized with a par value of $0.01.

Every fifty (50) shares of Series B Stock represents the right to one (1) vote on all issues presented to shareholders for a vote. Series B shareholders will not have any cumulative voting rights.

Holders of Series B Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Corporation legally available therefore.

Annex D - 21

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Corporation, after the payment in full of its debts and other liabilities, the remaining Corporation assets are to be distributed pro rata among the holders of the common stock.

The Company issued 8,862,400 shares of Series B Stock in 2012 for $8,341,684. Of this amount the Company had a subscription receivable in the amount of $885,000 that was received in 2013. Additionally, in 2013, the Company issued 1,000,000 shares of Series B Stock for services valued at $800,000.

As of December 31, 2014 and 2013, the Company has 9,862,400 shares issued and outstanding.

Series C Common Shares (“Series C Stock”)

The Series C Stock was incorporated with 2,000,000 shares authorized with a par value of $0.01. On November 1, 2014, the Certificate of Incorporation was amended a second time to increase the authorized shares of the Series C Stock from 2,000,000 shares to 5,000,000 shares.

The Series C stockholders will have no voting rights.

Holders of Series C Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Corporation legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Corporation, after the payment in full of its debts and other liabilities, the remaining Corporation assets are to be distributed pro rata among the holders of the common stock.

In 2013, the Company issued 2,000,000 shares of Series C Stock for services rendered valued at $2,500,000, in 2014, the Company issued 1,350,000 shares of Series C Stock for services rendered valued at $1,687,500, and in 2015, the Company issued 225,000 shares of Series C Stock for services rendered valued at $281,250.

As of December 31, 2014 and 2013, the Company has 3,350,000 and 2,000,000 shares issued and outstanding.

As noted below, the Company also granted 693,000 Series C Stock Options in 2014. These stock options vest over a three-year period. Stock based compensation recorded in 2014 for these options were $192,214 and recorded as additional paid in capital.

Series D Common Shares (“Series D Stock”)

On April 29, 2013, the Certificate of Incorporation was amended to designate a new class of shares, Series D Stock with authorized shares of 8,000,000 shares.

The Series D Stock has a par value of $0.01.

Every fifty (50) shares of Series D Stock represents the right to one (1) vote on all issues presented to shareholders for a vote. Series B shareholders will not have any cumulative voting rights.

Holders of Series D Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Corporation legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Corporation, after the payment in full of its debts and other liabilities, the remaining Corporation assets are to be distributed pro rata among the holders of the common stock.

Annex D - 22

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

The Company issued 1,779,200 shares of Series D Stock in 2013 for $1,875,799. Additionally, in 2014, the Company issued 4,667,361 shares for $5,372,900 of which $31,250 is reflected as a subscription receivable and was collected in February 2015, and an additional 1,000,000 shares of Series D Stock for services valued at $1,250,000.

As of December 31, 2014 and 2013, the Company has 7,446,561 and 1,779,200 shares issued and outstanding.

Series C Stock Options (“Series C Stock Options”)

On February 16, 2013, the Board of Directors approved the EcoArk, Inc. 2013 Stock Option Plan (the “Plan”).

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The Plan is expected to contribute to the attainment of these objectives by offering employees, directors and consultants the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company.

Awards under the Plan may only be granted in the form of nonstatutory stock options (“Options”) to purchase the Company's Series C Stock. The Company does not plan to register the Series C Stock under applicable securities laws and certificates evidencing shares of Series C Stock issued upon exercise may contain a legend restricting transfer thereof.

The maximum shares to be issued under the Plan is 5,000,000.

In May 2014, the Company granted 693,000 Series C Stock Options to various employees and consultants of the Company. The Series C Stock Options have a term of 10 years, and the Series C Stock Options vest over a three-year period as follows: 25% immediately; 25% on the first anniversary date; 25% on the second anniversary date; and 25% on the third anniversary date.

Management valued the Series C Stock Options utilizing the Black-Scholes Method, with the following criteria: stock price - $1.25; exercise price - $1.25; expected term – 10 years; discount rate – 0.25%; and volatility – 100%.

The Company records stock based compensation in accordance with ASC 718, and has recorded stock based compensation of $192,214 for the year ended December 31, 2014. There was no stock based compensation for 2013.

NOTE 9: ACQUISITIONS

SA Concepts

On June 11, 2013, the Company, entered into a Stock Purchase Agreement (the “SPA”) with Sustainable Aerodynamic Concepts pursuant to which the Company issued from its shares held in Class A Stock 1,500,000 shares to three individuals valued at $425,771 to acquire 100% of SA Concepts. The Company sold this entity in November 2014. The acquisition was accounted for as a purchase of a business under ASC 805.

The allocation of the purchase price is as follows

Other assets	$38,337
Intangible assets	387,434
Total non-cash asset purchase	$425,771
Stock issued for purchase out of treasury shares	$425,771
Total non-cash consideration	$425,771

The $387,434 of intangible assets were impaired in 2013 as it was determined to not have any value as of December 31, 2013.

Annex D - 23

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

Intelleflex Corporation

On September 19, 2013, the Company acquired Intelleflex Corporation. The acquisition was accounted for as a purchase of a business under ASC 805.

The allocation of the purchase price is as follows

Cash	$781,872
Inventory	988,157
Prepaid expenses and other assets	209,550
Fixed assets	510,079
Intangible assets	1,012,672
Accounts payable and other liabilities	(1,010,357)
Total	$2,491,973
Cash	$1,300,000
Retirement of debt	1,191,973
Total consideration	$2,491,973

The intangible assets represent acquired patents that were independently valued. The remaining useful life of these patents are 13.5 years as of the date purchased.

NOTE 10: COMMITMENTS

Operating Leases

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. These leases expire at various dates through 2018. Rent expense was approximately $415,000 and $265,000 for the years ended December 31, 2014 and 2013. The following is a schedule of future minimum lease payments required under the operating leases:

Years ending December 31:

2015	$278,994
2016	283,773
2017	95,750
2018	68,032

NOTE 11: DISCONTINUED OPERATIONS

SA Concepts

In November 2014, the Company sold its subsidiary, SA Concepts. In the sale, the Company sold the net assets back to an original shareholder of SA Concepts for his return of 2,000,000 Class A shares of stock. The value of the treasury stock in this transaction of $616,276 was equal to the value of the net assets of SA Concepts sold. Therefore, there was no gain or loss attributable to the disposal of this subsidiary. The operations of SA Concepts for the years ended December 31, 2014 and 2013 are reflected as loss from discontinued operations in the consolidated statements of operations in accordance with ASC 205-50.

Annex D - 24

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

The following table sets forth for the years ended December 31, 2014 and 2013 indicated selected financial data of the Company’s discontinued operations of its SA Concepts subsidiary.

	December 31, 2014	December 31, 2013
Revenues	$379,420	$403,238
Cost of sales	818,291	279,320
Gross profit (loss)	(438,871)	123,918
Operating and other non-operating expenses	1,009,731	(804,896)

Loss from discontinued operations	(1,448,602)	(680,978)
Gain from sale of SA Concepts	-	-
Loss from discontinued operations	$(1,448,602)	$(680,978)

Eco-Southeast LLC

In March 2013, the Company sold its 50% ownership in this subsidiary, Eco Southeast which contained the Company’s plastic manufacturing division. In the sale, the Company sold the net assets back to Sable Manufacturing for the return of 6,500,000 Class A shares of stock. The value of the treasury stock in this transaction of $2,334,320 was equal to the value of the net assets of Southeast sold. Therefore, there was no gain or loss attributable to the disposal of this subsidiary. The operations of Southeast for the period ended December 31, 2013 is reflected as loss from discontinued operations in the consolidated statements of operations in accordance with ASC 205-50.

Annex D - 25

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

The following table sets forth for the years ended December 31, 2014 and 2013 indicated selected financial data of the Company’s discontinued operations of its Southeast subsidiary.

	December 31, 2014	December 31, 2013
Revenues	$-	$997,156
Cost of sales	-	970,202
Gross profit	-	26,954
Operating and other non-operating expenses	-	(6,987)

Gain from discontinued operations	-	19,967
Gain from sale of Southeast	-	-
Gain from discontinued operations	$-	$19,967

NOTE 12: PROVISION FOR INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2014 and 2013 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

	As of December 31, 2014	As of December 31, 2013
Deferred tax assets:
Net operating loss before non-deductible items	$(25,892,402)	$(11,949,414)
Tax rate	34%	34%
Total deferred tax assets	8,803,417	4,062,801
Less: Valuation allowance	(8,803,417)	(4,062,801)
Net deferred tax assets	$-	$-

As of December 31, 2014, the Company has a net operating loss carry forward of $25,892,402 expiring through 2034. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code. The valuation allowance was increased by $4,740,616 in fiscal year 2014.

Annex D - 26

ECOARK, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2014 AND 2013

nOTE 13: CONCENTRATIONS

During the years ended December 31, 2014 and 2013, the Company had one major customer comprising 72% and 12% of sales. A major customer is defined as a customer that represents 10% or greater of total sales. Additionally, the Company had two customers as of December 31, 2014 and 2013 with accounts receivable balances of 54% and 49% of the total accounts receivable. The Company does not believe that the risk associated with these customers will have an adverse effect on the business.

The Company maintained cash balances in excess of the FDIC insured limit in both. The Company does not consider this risk to be material.

nOTE 14: SUBSEQUENT EVENTS

During 2015, the Company issued 225,000 shares of Class C Stock for services rendered valued at $281,250, 750,000 Class C Stock Options, collected the $31,250 subscription receivable from the 25,000 Class D Stock, and re-issued 3,512,417 of the Class A Treasury Shares. The Company re-issued these shares as they were able to raise $6,738,500.

During 2015, the Company was able to extend certain related party notes and repay $874,000 in related party notes.

In October 2015, the Company entered into a letter of intent to be acquired by Magnolia Solar Corp. in a share exchange. Should the Company close on this transaction, they will be reverse merged into Magnolia Solar, Inc. and be considered the accounting acquirer in this transaction. In the exchange, the Company will exchange 100% of their shares for control in Magnolia Solar Corp.

On December 4, 2015, Pioneer entered into an Asset Purchase Agreement with Pinnacle Sourcing, LLC to acquire assets valued at $15,000. The value was for the customer list of Pinnacle Sourcing, LLC. The transaction closed on December 7, 2015.

Annex D - 27

Annex E

MAGNOLIA SOLAR CORP.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of the outstanding common shares of EcoArk Inc. and Subsidiaries., (“EcoArk”) by Magnolia Solar Corp. (“MGLT” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

EcoArk, an Arkansas corporation entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Company, whereby the Company acquires all of the issued and outstanding shares of common stock of EcoArk in consideration for the issuance of 29,619,500 shares of common stock.

As a result of the transaction effected by the Exchange Agreement, at closing EcoArk becomes a wholly owned subsidiary of the Company.

In addition to the merger of the companies, prior to the merger, MGLT will complete a 1:250 reverse stock split which will reduce the number of currently issued common shares issued and outstanding from 50,336,198 (which includes 6,235,000 shares issued in conversion of stock options and warrants outstanding) to 201,345 common shares. MGLT will also, post-split convert their current $2,400,000 in debt into shares of common stock.

The acquisition of EcoArk is being accounted for as a reverse merger, whereby EcoArk is considered to be the accounting acquirer.

The following unaudited pro forma consolidated statement of operations for years ended December 31, 2015 and 2014 of the Company and EcoArk gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at December 31, 2015 assumes the effects of the above as if this transaction had occurred as of December 31, 2015.

Annex E - 1

MAGNOLIA SOLAR CORP.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with the Company’s audited financial statements as of and for the year ended December 31, 2015 and 2014 and the unaudited consolidated financial statements of EcoArk as of and for the year ended December 31, 2015 and audited consolidated financial statements of EcoArk as of and for the year ended December 31, 2014.

The unaudited pro forma consolidated financial statements and notes thereto contain  forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

Annex E - 2

Magnolia Solar Corp.

Unaudited Proforma Consolidated Balance Sheet
December 31, 2015 ( Dollars in Thousands)

ASSETS	MGLT	EcoArk					Consolidated

Current Assets:
Cash and cash equivalents	$46	$1,962	F	$10,000		$–	$12,008
Accounts receivable, net of allowance	11	977		–		–	988
Inventories, net of reserves	–	643		–		–	643
Prepaid expenses	–	161		–		–	161
Other current assets	–	138		–		–	138
Total Current Assets	57	3,881		10,000		–	13,938

Fixed Assets:
Property and equipment, net	–	363		–		–	363
Total Fixed Assets	–	363		–		–	363

Non-current Assets:
Intangible assets, net	83	852		–		–	935
Other assets	–	25					25
Total Non-current Assets	83	877		–		–	960

TOTAL ASSETS	$140	$5,121		$10,000		$–	$15,261

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	MGLT	EcoArk					Consolidated

Current Liabilities:
Current portion of long-term debt	$2,400	$3,175	D	$2,400		$–	$3,175
Current portion of long-term debt, related parties	–	1,329		–		–	1,329
Note payable - bank	–	–		–		–	–
Accounts payable	682	1,116		–		–	1,798
Accrued expenses	–	374		–		–	374
Accrued interest	–	40		–		–	40
Total Current Liabilities	3,082	6,034		2,400		–	6,716

Long-Term Liabilities
Long-term debt, net of current portion	–	–		–		–	–
Long-term debt - related parties, net of current portion	–	–		–		–	–
Total Long-Term Liabilities	–	–		–		–	–

TOTAL LIABILITIES	3,082	6,034		2,400		–	6,716

STOCKHOLDERS' EQUITY (DEFICIT)

Total Equity
Common stock (all series)	47	588	A	588	B	6	36
			C	50	D	1
					E	30
					F	2
Additional paid-in capital	3,454	36,164	A	5,855	C	50	46,174
			B	6	D	2,399
			E	30	F	9,998
Accumulated deficit	(6,443)	(36,587)	B	–	A	6,443	(36,587)
Subscription receivable		(55)					(55)
Treasury stock		(928)		–		–	(928)
Non-controlling interest		(95)		–		–	(95)

Total Stockholders' Equity (Deficit)	(2,942)	(913)		6,529		18,929	8,545

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$140	$5,121		$8,929		$18,929	$15,261

Annex E - 3

Magnolia Solar Corp.
Unaudited Proforma Consolidated Statement of Operations
For the Year Ended December 31, 2015 ( Dollars in Thousands, Except per Share)

	MGLT	EcoArk	Adjustments		Consolidated

Net Sales	$160	$7,880	$-	$-	$8,040

Cost of Sales	102	6,882	-	-	6,984

Gross Profit (Loss)	58	998	-	-	1,056

Operating Expenses
Salaries and related expenses	161	3,914	-	-	4,075
Professional fees	150	3,910	-	-	4,060
Other general and administrative expenses	37	1,636	-	-	1,673
Depreciation, amortization and impairment	36	1,226	-	-	1,262

Total operating expenses	384	10,686	-	-	11,070

Total operating income (loss)	(326)	(9,688)	-	-	(10,014)

Other income (loss)	(240)	(785)	-	-	(1,025)

Total income (loss) before income taxes	(566)	(10,473)	-	-	(11,039)

Provision for income taxes	-	-	-	-	-

Net income (loss)	$(566)	$(10,473)	$-	$-	$(11,039)

Non-controlling interest		29			29

Net income (loss) - controlling interest	$(566)	$(10,502)	$-	$-	$(11,068)

Per share, basic and diluted	$(0.01)	$(0.18)			$(0.32)

Weighted average number of common shares outstanding
Basic	42,983	58,688			35,092
Diluted	42,983	58,789			35,092

Annex E - 4

Magnolia Solar Corp.

Unaudited Proforma Consolidated Statement of Operations

For the Year Ended December 31, 2014

	MGLT	EcoArk	Adjustments		Consolidated

Net Sales	$218,270	$5,932,093	$-	$-	$6,150,363

Cost of Sales	135,356	6,077,157	-	-	6,212,513

Gross Profit (Loss)	82,914	(145,064)	-	-	(62,150)

Operating Expenses
Salaries and related expenses	198,800	2,836,305	-	-	3,035,105
Professional fees	138,260	5,310,795	-	-	5,449,055
Other general and administrative expenses	43,629	1,630,577	-	-	1,674,206
Depreciation, amortization and impairment	35,962	1,708,568	-	-	1,744,530

Total operating expenses	416,651	11,486,245	-	-	11,902,896

Total operating income (loss)	(333,737)	(11,631,309)	-	-	(11,965,046)

Other income (loss)	(239,981)	(1,183,274)	-	-	(1,423,255)

Total income (loss) before income taxes	(573,718)	(12,814,583)	-	-	(13,388,301)

Provision for income taxes	-	(800)	-	-	(800)

Net income (loss) from continuing operations	(573,718)	(12,815,383)	-	-	(13,389,101)

Discontinued operations	-	(1,448,602)	-	-	(1,448,602)

Net income (loss)	$(573,718)	$(14,263,985)	$-	$-	$(14,837,703)

Non-controlling interest	-	(128,783)			(128,783)

Net income (loss) - controlling interest	$(573,718)	$(14,135,202)	$-	$-	$(14,708,920)

Per share, basic and diluted	$(0.02)	$(0.26)			$(0.43)

Weighted average number of common shares outstanding
Basic	37,469,963	55,180,281			33,920,845
Diluted	37,469,963	55,180,281			33,920,845

Annex E - 5

MAGNOLIA SOLAR CORP.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The acquisition of EcoArk is being accounted for as a reverse merger, whereby EcoArk is considered to be the accounting acquirer.

NOTE B – ADJUSTMENTS

(A)	To eliminate pre-merger deficits of MGLT and shares of EcoArk in accordance with reverse merger.

(B)	To record issuance of shares in conversion of options and warrants.

(C)	To adjust capital accounts for effect of reverse stock split.

(D)	To record conversion of debt of MGLT post-reverse split.

(E)	To record shares to be issued to acquire EcoArk.

(F)	To record issuance of shares in proposed private placement.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of December 31, 2015:

MGLT Weighted Average Shares Outstanding	42,983

Effect of transactions above (other than shares to acquire EcoArk)	(37,511)

Shares issued to acquire EcoArk	29,620

Pro forma shares outstanding	35,092

To record shares issued in proposed private placement ($10,000,000 @ $4 per share)

Annex E - 6